                                                                   EXHIBIT 10.31

                           REVOLVING CREDIT AGREEMENT

                                     BETWEEN

                         TANDY BRANDS ACCESSORIES, INC.

                                 AS THE BORROWER

                                       AND

                        WELLS FARGO HSBC TRADE BANK, N.A.

                                  AS THE LENDER

                                 APRIL 30, 1999

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
SECTION I

    DEFINITION OF TERMS ....................................................  1
    1.1     Definitions ....................................................  1
    1.2     Accounting Terms ............................................... 10
    1.3     Rules of Construction .......................................... 11

SECTION 2

    THE REVOLVING CREDIT LOAN .............................................. 11
    2.1     The Revolving Credit Loan and Revolving Credit Commitment ...... 11
    2.2     This Section intentionally left blank .......................... 11
    2.3     Notice of Borrowing ............................................ 11
    2.4     Commitment Fees ................................................ 12
    2.5     Revolving Credit Note and Note Payments ........................ 12
    2.6     This Section intentionally left blank .......................... 12
    2.7     Manner and Application of Payments ............................. 13
    2.8     Interest Options ............................................... 13
    2.9     Quotation of Rates ............................................. 13
    2.10    Default Rate ................................................... 13
    2.11    Interest Recapture ............................................. 13
    2.12    Interest Calculations .......................................... 13
    2.13    Selection of Interest Option ................................... 14
    2.14    Rollovers and Conversions ...................................... 14
    2.15    Booking Borrowings ............................................. 14
    2.16    Special Provisions for Eurodollar Borrowings ................... 15
    2.17    Taxes .......................................................... 17

SECTION 3

    GUARANTEES ............................................................. 18
    3.1     Guarantees ..................................................... 18

SECTION 4

    CONDITIONS PRECEDENT ................................................... 18
    4.1     Initial Advance ................................................ 18
    4.2     All Advances ................................................... 18



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

SECTION 5

     REPRESENTATIONS AND WARRANTIES ..............................................  18
     5.1    Organization and Good Standing .......................................  19
     5.2    Authorization and Power ..............................................  19
     5.3    No Conflicts or Consents .............................................  19
     5.4    Enforceable Obligations ..............................................  19
     5.5    No Liens .............................................................  19
     5.6    Financial Condition...................................................  19
     5.7    Full Disclosure ......................................................  19
     5.8    No Potential Default .................................................  20
     5.9    Material Agreements ..................................................  20
     5.10   No Litigation ........................................................  20
     5.11   Use of Proceeds; Margin Stock ........................................  20
     5.12   Taxes ................................................................  20
     5.13   Principal Office, Etc. ...............................................  20
     5.14   Compliance with Law ..................................................  20
     5.15   Subsidiaries .........................................................  21
     5.16   Casualties ...........................................................  21
     5.17   Corporate Name .......................................................  21
     5.18   Leases ...............................................................  21
     5.19   ERISA ................................................................  21
     5.20   Labor Matters ........................................................  21
     5.21   Burdensome Contracts .................................................  22
     5.22   Representations and Warranties .......................................  22
     5.23   Survival of Representations and Warranties in All Material Respects ..  22

SECTION 6

     AFFIRMATIVE COVENANTS .......................................................  22
     6.1    Financial Statements, Reports, and Documents .........................  22
     6.2    Payment of Taxes and Other Liabilities ...............................  23
     6.3    Maintenance of Existence and Rights; Conduct of Business .............  23
     6.4    Notice of Default ....................................................  23
     6.5    Other Notices ........................................................  23
     6.6    Operations and Properties.............................................  23
     6.7    Books and Records; Access.............................................  24
     6.8    Compliance with Law ..................................................  24
     6.9    Insurance ............................................................  24
     6.10   Authorizations and Approvals .........................................  24
     6.11   Further Assurances ...................................................  24
     6.12   Indemnity by Borrower ................................................  24
     6.13   After-Acquired Subsidiaries ..........................................  25
     6.14   Year 2000 ............................................................  25


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

SECTION 7

     NEGATIVE COVENANTS .................................................................... 25
     7.1    Negative Pledge ................................................................ 25
     7.2    Negative Pledge Agreements ..................................................... 25
     7.3    Certain Transactions ........................................................... 26
     7.4    Limitation on Sale of Properties ............................................... 26
     7.5    Liquidation, Mergers, Consolidations, and Dispositions of Substantial Assets ... 26
     7.6    Lines of Business; Receivables Policy .......................................... 26
     7.7    Guaranties ..................................................................... 26
     7.8    Total Funded Indebtedness to EBITDA Ratio ...................................... 26
     7.9    Fixed Charges Coverage ......................................................... 26
     7.10   Inventory Turn Ratio ........................................................... 26
     7.11   ERISA .......................................................................... 27
     7.12   Fiscal Year .................................................................... 27
     7.13   Loans and Advances To Foreign Subsidiaries ..................................... 27

SECTION 8

     EVENTS OF DEFAULT ..................................................................... 27
     8.1    Events of Default .............................................................. 27
     8.2    Remedies Upon Event of Default ................................................. 28
     8.3    Performance by Lender .......................................................... 29

SECTION 9

     MISCELLANEOUS ......................................................................... 29
     9.1    Accounting Reports ............................................................. 29
     9.2    Waiver ......................................................................... 29
     9.3    Payment of Expenses ............................................................ 29
     9.4    Notices ........................................................................ 29
     9.5    Governing Law .................................................................. 30
     9.6    Choice of Forum; Consent to Service of Process and Jurisdiction ................ 30
     9.7    Collection of Payments ......................................................... 30
     9.8    Invalid Provisions ............................................................. 31
     9.9    Maximum Interest Rate .......................................................... 31
     9.10   Non-liability of Lender ........................................................ 32
     9.11   Offset ......................................................................... 32
     9.12   Successors and Assigns ......................................................... 32
     9.13   Chapter 346 .................................................................... 32
     9.14   Headings ....................................................................... 32
     9.15   Survival ....................................................................... 32
     9.16   Participations ................................................................. 32
     9.17   No Third Party Beneficiary ..................................................... 32
     9.18   Capital Adequacy ............................................................... 33


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



     9.19 Multiple Counterparts...................................... 33
     9.20 Entirety .................................................. 33

  EXHIBIT A REVOLVING CREDIT NOTE ................................... 35

  EXHIBIT B NOTICE OF BORROWING ..................................... 38

  EXHIBIT C CLOSING DOCUMENTS ....................................... 40

  EXHIBIT D SUBSIDIARIES--TANDY BRANDS ACCESSORIES, INC. ............ 41

  EXHIBIT E GUARANTY AGREEMENT ...................................... 42

  SCHEDULE 5.19 SCHEDULE OF ERISA PLANS ............................. 48

                           REVOLVING CREDIT AGREEMENT

     THIS REVOLVING CREDIT AGREEMENT is entered into as of the 30th day of April 1999 by and between TANDY BRANDS ACCESSORIES, INC., a Delaware corporation ("BORROWER"), and WELLS FARGO HSBC TRADE BANK, N.A., a national banking association ("LENDER").

                                   WITNESSETH:

     WHEREAS, Borrower has requested that Lender provide Borrower with a $25,000,000.00 revolving credit facility (the "REVOLVING CREDIT LOAN") to fund general corporate purposes and working capital needs.

     WHEREAS, Lender is willing to provide such facility to Borrower upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION I

                               DEFINITION OF TERMS

     1.1 DEFINITIONS. As used in this Agreement, all exhibits and schedules hereto and in any note, certificate, report, or other Loan Documents made or delivered pursuant to this Agreement, the following terms shall have the respective meanings assigned to them in this Section 1 or in the Section or recital referred to below:

     "ACQUISITION CAPITAL EXPENDITURES" means for any period, the aggregate expenditures, costs, financings (which shall include Capitalized Lease financings or transactions including such leases), cash expended and stock issued in connection with the acquisition of a business or the assets of a business, i.e., the total "purchase price" of such acquisition which shall be supported by appraisals, accounting practices, sales contracts or other evidence generally utilized and reflected in the Borrower's financial statements.

     "ADJUSTED EURODOLLAR RATE" means, with respect to any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the quotient of (a) the Eurodollar Rate with respect to such Interest Period, divided by (b) the remainder of 1.00 minus the Eurodollar Reserve Requirement in effect on such date.

     "ADVANCE" means (a) the disbursement by Lender of a sum or sums lent to Borrower pursuant to this Agreement, (b) the conversion of a Borrowing from one type of Borrowing to another type of Borrowing pursuant to Section 2.14, and (c) the continuation of a Eurodollar Borrowing to a new Interest Period pursuant to
Section 2.14.

     "ADVANCE DATE" has the meaning set forth in Section 2.3.

     "AFFILIATE" of any Person means any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person.

     "AGREEMENT" means this Revolving Credit Agreement, including the schedules and exhibits hereto, as the same may be modified, amended, renewed, or extended from time to time.

     "APPLICABLE MARGIN" means, at the time of determination thereof, the interest margin over the Prime Rate, the Adjusted Eurodollar Rate or the Quoted Rate, as the case may be, as follows:


                  REVOLVING CREDIT
                     COMMITMENT
    -------------------------------------------------
    Eurodollar       Prime Rate           Quoted Rate
    Borrowings       Borrowings           Borrowings
    ----------       ----------           -----------
     1.00%              0%                   1.00%

     "BORROWING" means a Eurodollar Borrowing, a Prime Rate Borrowing or a Quote Borrowing.

     "BUSINESS DAY" means (a) for all purposes, any day other than a Saturday, Sunday, or day on which national banks are authorized to be closed under the laws of the State of Texas, and (b) for purposes of any Eurodollar Borrowing, a day that satisfies the requirements of clause (a) and is a day when commercial banks are open for domestic or international business in London.

     "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures and costs of the Borrower (whether paid in cash or accrued as liabilities during that period and including that portion of Capitalized Leases of the Borrower) during such period that, in conformity with GAAP, are required to be included in or classified as property, plant or equipment or another similar fixed asset account reflected on the balance sheet of the Borrower.

     "CAPITAL LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, as determined in accordance with GAAP.

     "CASH INTEREST EXPENSE" means, for Borrower and its Subsidiaries for any period, total interest expense in respect of Indebtedness actually paid or that is payable during such period, including, without limitation, all commissions, discounts, and other fees and charges with respect to fetters of credit, but excluding interest expense not payable in cash, all as determined in accordance with GAAP.

     "CODE" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated and rulings issued thereunder.

     "CONSOLIDATED ADJUSTED NET INCOME" means consolidated net earnings (after income taxes) of Borrower and its Subsidiaries, but excluding (a) extraordinary gains, (b) gains due to sales or write-up of assets, (c) earnings of any Person newly acquired, if earned prior to acquisition, or (d) gains due to acquisitions of any securities of Borrower or any of its Subsidiaries.

     "CONSOLIDATED COST OF GOODS SOLD" means the cost of goods sold as shown on the consolidated financial statements of the Borrower and its Subsidiaries determined cumulatively for the immediately preceding four (4) fiscal quarters prepared as of such dates in accordance with GAAP.

     "CONSOLIDATED INVENTORY" means as of any date the inventory which would be reflected on a consolidated balance sheet of Borrower and its Subsidiaries prepared as of such date in accordance with GAAP.

     "CONTRACT RATE" means (a) with respect to a Prime Rate Borrowing, the Prime Rate plus the Applicable Margin, (b) with respect to a Eurodollar Borrowing, the Adjusted Eurodollar Rate plus the Applicable Margin, and (c) with respect to a Quoted Rate Borrowing, the Quoted Rate plus the Applicable Margin.

     "CURRENT LIABILITIES" means current liabilities determined in accordance with Ge Accepted Accounting Principals.

     "CURRENT MATURITIES OF LONG-TERM DEBT" means, as of any date, the aggregate amount of all regularly scheduled principal payments on all outstanding Indebtedness of Borrower and Subsidiaries that are due and payable within twelve (12) months following such date.

     "DEBTOR LAWS" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar laws from time to time in effect affecting the rights of creditors generally.

     "DIVIDENDS" in respect of any corporation, means (a) cash distributions or other distributions on, or in respect of, any class of capital stock of such corporation, except for distributions made solely in shares of stock of the same class, and (b) other payments or transfers made in respect of the redemption, repurchase, or acquisition of such stock.

     "DOLLAR" means lawful money of the United States of America.

     "EBITDA " means earnings before interest, taxes, depreciation and amortization.

     "ENVIRONMENTAL LAWS " means any Legal Requirements pertaining to air, emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, industrial hygiene, or other environmental, health, or safety matters or conditions on, under or about real property or any portion thereof, and similar laws of any Governmental Authority having jurisdiction over real property as such Legal Requirements may be amended or supplemented from time to time, and regulations promulgated and rulings issued pursuant to such laws.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

     "ERISA AFFILIATE" means any Subsidiary or trade or business (whether or not incorporated) which is a member of a group of which Borrower is a member and which is under common control with Borrower within the meaning of Section 414 of the Code.

     "EURODOLLAR BORROWING" means any portion of the principal of the Note with respect to which the interest rate is calculated by reference to the Adjusted Eurodollar Rate for a particular Interest Period.

     "EURODOLLAR RATE" means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, then the term "Eurodollar Rate" shall mean, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided however, if more than one rate is specified on Reuters Screen LIBO Page, then the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     "EURODOLLAR RESERVE REQUIREMENT" means, on any day, that percentage (expressed as a decimal fraction) that is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal, and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding. Each determination by Lender of the Eurodollar Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

     "EVENT OF DEFAULT" has the meaning set forth in Section 8.1.

     "FIXED CHARGES" means, for any period for Borrower and its Subsidiaries, the sum of (a) Cash Interest Expense, (b) scheduled principal payments of Indebtedness for borrowed money, (c) Capital Expenditures excluding Acquisition Capital Expenditures, (d) cash Dividends, (e) treasury stock repurchased and (f) cash tax expenses.

     "FUNDING LOSS" has the meaning set forth in Section 2.16(e).

     "GAAP" means those generally accepted accounting principles and practices, applied on a consistent basis, which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board and the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

     "GOVERNMENTAL AUTHORITY" means, with respect to any Person, any government (or any political subdivision or jurisdiction thereof), court, bureau, agency, or other governmental authority having jurisdiction over such Person or any of its business, operations, or properties.

     "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

     "GUARANTORS" means each of the Subsidiaries of Borrower listed on Exhibit D attached hereto except H. A. Sheldon Canada, Ltd.

     "GUARANTY" of any Person means any contract or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including agreements to assure the holder of the Indebtedness of the Primary Obligor against loss in respect thereof; except that "Guaranty" shall not include endorsements, in the ordinary course of business, of negotiable instruments or documents for deposit or collection.

     "GUARANTY AGREEMENTS" means the Guaranty Agreements in the form of Exhibit E attached hereto to be executed by each Guarantor whereby each of the Guarantors guarantees on a joint and several basis the Obligations of Borrower to Lender under this Agreement, the Note, the Line Letter, and the Master Note.

     "HAZARDOUS MATERIALS" means any hazardous, toxic, or dangerous waste, substance, or material defined as such in or for the purpose of any Environmental Law.

     "HEDGE AGREEMENT" means any agreement between Borrower and Lender or any Affiliate of Lender now existing or hereafter entered into, which provides for an interest rate or commodity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's exposure to fluctuations in interest rates, currency valuations or commodity prices.

     "INDEBTEDNESS" means, with respect to any Person, all indebtedness, obligations, and liabilities of such Person, including without limitation (a) all "liabilities" which would be reflected on a balance sheet of such Person,
(b) all obligations of such Person in respect of any Guaranty, letter of credit, or bankers' acceptance, (c) all obligations of such Person in respect of any lease, which in conformity with GAAP, is required to be capitalized for balance sheet purposes, (d) all obligations, indebtedness, and liabilities secured by any lien or any security interest on any property or assets of such Person, and
(e) any obligations to redeem or repurchase any of such Person's capital stock, warrants, or stock equivalents.

     "INTANGIBLE ASSETS" of any Person means those assets of such Person which are (a) deferred assets, other than prepaid insurance and prepaid taxes, (b) patents, copyrights, trademarks, trade names, franchises, goodwill, experimental expenses, and other similar assets which would be classified as intangible assets on a balance sheet of such Person, (c) unamortized debt discount and expense, and (d) assets located, and notes and receivables due from obligors domiciled, outside of the United States of America.

     "INTEREST PERIOD" means, with respect to a Eurodollar Borrowing, a period commencing:

          (a) on the Advance Date thereof; or

          (b) on the conversion date pertaining to such Eurodollar Borrowing, if such Eurodollar borrowing is made pursuant to a conversion as described in
Section 2.14; or

          (c) on the last day of the preceding Interest Period in the case of a rollover to a successive Interest Period;

and ending 1, 2, 3, or 6 months thereafter, as Borrower shall elect in accordance with Section 2.13 or Section 2.14, provided that:

              (i) any Interest Period that would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month in which case such Interest Period shall end on the next preceding Business Day;

              (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month or at the end of such Interest Period) shall, subject to clause (i) above, end on the last Business Day of a calendar month; and

              (iii) if the Interest Period for any Eurodollar Borrowing would otherwise end after the final maturity date of the Loan, then such Interest Period shall end on the final maturity date of the Loan.

     "INVESTMENT" in any Person means any investment, whether by means of share purchase, loan, advance, extension of credit, capital contribution, or otherwise, in or to such Person, the Guaranty of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person.

     "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty as in effect on the date in question.

     "LIEN" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under any statute or law, or otherwise.

     "LINE LETTER" means the letter dated April 30, 1999 whereby Lender offers Borrower an uncommitted line of credit up to a maximum of $15,000,000.00.

     "LOAN" means the Revolving Credit Loan.

     "LOAN DOCUMENTS" means this Agreement, the Note, the Guaranty Agreements and any agreements, documents (and with respect to this Agreement, and such other agreements and documents, any renewals, extensions, amendments, or supplements thereto), or certificates at any time executed or delivered pursuant to the terms of this Agreement.

     "MASTER NOTE" means the promissory note issued by Borrower to Lender pursuant to the Line Letter.

     "MATERIAL ADVERSE CHANGE" means any material adverse changes in, or effect upon, (a) the validity, performance, or enforceability of any Loan Documents,
(b) the financial condition or business operations of Borrower and the Guarantors taken as a whole, or (c) the ability of Borrower to fulfill its obligations under the Loan Documents.

     "MAXIMUM RATE" means the highest non-usurious rate of interest (if any) permitted from day-to-day by applicable law. Lender hereby notifies and discloses to Borrower that, for purposes of TEXAS FINANCE CODE as it may from time to time be amended, the "applicable rate ceiling" shall be the "weekly ceiling" from time to time in effect as limited by Chapter 303 of the Texas Finance Code; provided, however, that to the extent permitted by applicable law, Lender reserves the right to change the "applicable rate ceiling" from time to time by further notice and disclosure to Borrower.

     "NATIONSBANK CREDIT AGREEMENT" means the Revolving Credit and Term Loan Agreement dated November 17, 1998 between Borrower and NationsBank, N.A. as may be amended from time to time.

     "NET CASH FLOW" means, for Borrower and its Subsidiaries for any period,
(a) Consolidated Adjusted Net Income, minus (b) all non-cash items increasing Consolidated Adjusted Net Income in accordance with GAAP, plus (c) all non-cash items reducing Consolidated Adjusted Net Income in accordance with GAAP, minus
(d) all regularly scheduled payments on all outstanding Indebtedness of Borrower and its Subsidiaries during such period.

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

     "NOTE" means the Revolving Credit Note in the form of Exhibit A attached hereto.

     "NOTICE OF BORROWING" means a notice in the form of Exhibit B attached hereto.

     "OBLIGATIONS" means all present and future indebtedness, obligations, and liabilities, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Lender by Borrower, pursuant to any of the Loan Documents, the Line Letter, the Master Note, or any other financial arrangements between Borrower and Lender, and all renewals and extensions thereof (including, but not limited to, all obligations to Lender under letters of credit), together with all interest accruing thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof

     "OBLIGORS" means Borrower and each of the Guarantors, and "Obligor" means any one of the Obligors.

     "OTHER TAXES" has the meaning set forth in Section 2.17.

     "PERSON" includes an individual, corporation, joint venture, general or limited partnership, trust, unincorporated organization, or government, or any agency or political subdivision thereof.

     "PRIME RATE" means the variable rate of interest established from time to time by Wells Fargo Bank, N.A. as its general reference rate of interest (which rate of interest may not be the lowest rate charged by Wells Fargo Bank, N.A. on similar loans). Each change in the Prime Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Prime Rate.

     "PRIME RATE BORROWING" means a borrowing bearing interest with reference to the Prime Rate.

     "PERMITTED LIENS" means (a) Inchoate liens for taxes, assessments or governmental charges or levies not yet due or liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (b) Liens in respect to property or assets of the Borrower or any of its subsidiaries imposed by law, which were incurred in the ordinary course of business, and do not secure mechanics' liens and other similar liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of the Borrower's or such subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such subsidiary, or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of property or assets subject to any such lien, (c) Liens in existence on the date of this Agreement, plus renewals and extensions of such liens to the extent that the aggregate principal amount of the indebtedness, if any, secured by such liens is not increased from the amount outstanding at the time of any such renewal or extension, and any such renewals or extensions do not encumber any additional assets or properties of the Borrower or any of its subsidiaries, (d) Leases or subleases granted to other persons not materially interfering with the conduct of the business of the Borrower and its subsidiaries taken as a whole,

(e) Liens placed on equipment or machinery used in the ordinary course of business of Borrower or any of its subsidiaries, or on real property of the Borrower or any of its subsidiaries, in each case at the time of acquisition thereof by the Borrower or any such subsidiary or within sixty days thereafter to secure indebtedness incurred to pay all or a portion of the purchase price thereof, provided that the lien encumbering the equipment, machinery or real property so acquired does not encumber any other asset of the Borrower or such subsidiary, (f) Easements, right-of-way restrictions, encroachments and other similar charges or encumbrances and minor title deficiencies in each case not securing indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its subsidiaries, (g) Statutory and common law landlord's liens under leases to which the Borrower or any of its subsidiaries is a party, (h) Liens resulting from pledges or deposits to secure payments of workmen's compensation, unemployment insurance or other social security programs or securing the performance of surety and bid and performance bonds, tenders, leases and other obligations of similar nature, in each case incurred in the ordinary course of business (exclusive of obligations in respect to the payment for borrowed money) and (i) Liens in existence on the date of this Agreement relating to Amity/Rolf, Inc.

     "PLAN" means an employee benefit plan or other plan maintained by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code, as amended.

     "POTENTIAL DEFAULT" means the occurrence of any event which, with the passage of time or the giving of notice, or both, could become an Event of Default.

     "PRINCIPAL DEBT" means, as of any date, the sum of the outstanding principal balance of all outstanding Borrowings hereunder as of such date.

     "QUOTED RATE" shall mean a rate of interest per annum agreed upon by Lender and Borrower on or prior to the first day of the Interest Period for which such rate shall be in effect.

     "QUOTED RATE BORROWING" means a borrowing bearing interest at the Quoted Rate.

     "RECEIVABLES" means all present and future (a) accounts, receivables, contract rights, chattel paper, documents, tax refunds, or payments of, or owned by, Borrower or its Subsidiaries, (b) insurance proceeds, patent rights, license rights, rights to refunds or indemnification, and other general intangibles of every kind or nature of, or owned by, Borrower or its Subsidiaries, and (c) all forms of obligations whatsoever owing to Borrower or its Subsidiaries together with all instruments and all documents of title representing any of the foregoing and all right, title, and interest in, and all securities and guaranties with respect to, each Receivable.

     "REVOLVING CREDIT COMMITMENT" means $25,000,000.00, as the same may be decreased by Borrower pursuant to Section 2. 1, or terminated by Lender pursuant to Section 8.2.

     "REVOLVING CREDIT LOAN" is defined in the recitals hereof

     "REVOLVING CREDIT NOTE" means that certain Revolving Credit Promissory
Note dated of even date herewith, executed by Borrower, as Maker, and payable to the order of Lender, as Payee, in the original principal amount of $25,000,000.00, together with any renewals, extensions, or modifications thereof

     "SOLVENT" means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its liabilities as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

     "SUBSIDIARY" means any corporation of which more than fifty percent (50%) (in number of votes) of the issued and outstanding securities having ordinary voting power for the election of at feast a majority of the directors is owned or controlled, directly or indirectly, by Borrower, any Subsidiary, or any combination thereof.

     "TAXES" has the meaning set forth in Section 2.17.

     "TERMINATION DATE" means the earliest of (a) May 14, 2001, (b) the date that Lender's commitment to fund Advances hereunder is terminated pursuant to
Section 8.2, or (c) the date that Lender's commitment to fund Advances hereunder is reduced to zero pursuant to Section 2. 1.

     "TOTAL FUNDED INDEBTEDNESS" means, as of any date, the sum of the following (without duplication): (i) all Indebtedness of Borrower as of such date, other than consolidated Current Liabilities, (ii) all Indebtedness which would be classified as "funded indebtedness" or "long-term indebtedness" on a consolidated balance sheet of Borrower prepared as of such date in accordance with GAAP, (iii) all Indebtedness, whether secured or unsecured, of Borrower having a final maturity (or which is renewable or extendible at the option of the Obligor for a period ending more than one year after the date of creation thereof), notwithstanding the fact that payments made by the Obligor less than one year after the date of creation thereof and notwithstanding the fact that any amount thereof is at the time included also in consolidated Current Liabilities of such Obligor, (iv) all Indebtedness of Borrower outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year, notwithstanding the fact that any such Indebtedness is created within one year of the expiration of such agreement.

     "UNUSED COMMITMENT" means, as of any date, (a) the Revolving Credit Commitment, minus (b) the Principal Debt of the Revolving Credit Note.

     1.2 ACCOUNTING TERMS. As used in this Agreement, in the Note, and in any certificate, report, or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1. 1, and accounting terms partly defined in Section 1. 1 to the extent not defined, shall have, as of any date, the respective meanings given to them under GAAP and all references to balance sheets or other financial statements means such statements, prepared in accordance with GAAP as of such date.

     1.3 RULES OF CONSTRUCTION. When used in this Agreement: (a) "or" is not exclusive; (b) a reference to a law includes any amendment or modification to such law; (c) a reference to a Person includes its permitted successors and permitted assigns; (d) except as provided otherwise, all references to the singular shall include the plural, and vice versa; (e) except as provided in this Agreement, a reference to an agreement, instrument, or document shall include such agreement, instrument, or document as the same maybe amended, modified, or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents; (f) all references to Sections, Schedules, or Exhibits shall be to Sections, Schedules, or Exhibits of this Agreement, unless otherwise indicated; (g) all Exhibits to this Agreement shall be incorporated into this Agreement; (h) the words "Include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation"; and (i) except es otherwise provided herein, in the computation of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each mean "to but excluding."

                                    SECTION 2

                            THE REVOLVING CREDIT LOAN

     2.1 THE REVOLVING CREDIT LOAN AND REVOLVING CREDIT COMMITMENT. Subject to the terms and conditions of this Agreement, Lender agrees to extend to Borrower from the date hereof through the Termination Date, a revolving line of credit which shall not exceed $25,000,000 at any one time outstanding (the "REVOLVING CREDIT COMMITMENT"). Within the limits of this Section 2.1, during such period, Borrower may borrow, repay, and reborrow under the Revolving Credit Commitment in accordance with this Agreement. Borrower shall have the right, upon three (3) Business Days' prior written notice to Lender, to permanently reduce the unutilized portion of the Revolving Credit Commitment; provided that any partial reduction shall be in the minimum amount of $100,000.00 or a greater integral multiple thereof.

     2.2 This Section intentionally left blank.

     2.3 NOTICE OF BORROWING. Borrower may request an Advance under the Revolving Credit Commitment by submitting to Lender a Notice of Borrowing, which is irrevocable and binding on Borrower. Each Notice of Borrowing must be received by Lender no later than noon (Dallas, Texas time) on the third (3rd) Business Day before the date on which funds are requested (the "ADVANCE DATE") for any Advance that will be a Eurodollar Borrowing or no later than noon (Dallas, Texas time) on the Advance Date for any Advance that will be a Prime Rate Borrowing or Quoted Rate Borrowing. Each Advance under the Revolving Credit Commitment shall be in an amount of $100,000.00 or a greater integral multiple of $25,000.00. Subject to the terms and conditions in this Agreement, by not later than 2:00 p.m., Dallas, Texas time, on the date specified, Lender shall make available to Borrower, at Lender's offices in Dallas, Texas, the amount of a requested Advance under the Revolving Credit Commitment in immediately available funds.

     2.4 COMMITMENT FEES.

          (a) UNUSED FEE. Borrower agrees to pay to Lender a commitment fee equal to one-fourth of one percent (0.25%) per annum on the daily Unused Commitment. Such commitment fee shall be payable quarterly in arrears on the last day of each December, March, June and September during the term hereof, commencing on June 30, 1999, and continuing regularly thereafter so long es the Revolving Credit Commitment is in effect, and on the Termination Date.

          (b) GENERALLY. Borrower acknowledges that the commitment fees payable hereunder are bone fide commitment fees and are intended as reasonable compensation to Lender for committing to make funds available to Borrower as described herein and for no other purposes.

     2.5 REVOLVING CREDIT NOTE AND NOTE PAYMENTS.

          (a) REVOLVING CREDIT NOTE. The Advances made under Section 2.1 by Lender shall be evidenced by the Revolving Credit Note in form and substance satisfactory to Lender, which Revolving Credit Note shall be (i) executed by Borrower, (ii) dated the date hereof, (iii) in the amount of $25,000,000.00, and
(iv) payable to the order of Lender.

          (b) PAYMENTS.

               (1) INTEREST PAYMENTS. Accrued interest on each Eurodollar Borrowing under the Revolving Credit Loan is due and payable on the last day of its respective Interest Period. If any Interest Period is a period greater than three (3) months, then accrued interest shall also be due and payable on the date ending each three (3) month period after the commencement of the Interest Period. Accrued interest on each Prime Rate Borrowing under the Revolving Credit Loan shall be due and payable upon receipt of an invoice from Lender following the last day of each calendar quarter during the term hereof, commencing June 30, 1999, with a final scheduled interest payment on all Borrowings under the Revolving Credit Loan on the Termination Date. Accrued Interest on each Quoted Rate Borrowing under the Revolving Credit Loan shall be due and payable quarterly in the same manner as Prime Rate Borrowings.

               (2) PRINCIPAL PAYMENTS. The unpaid Principal Debt of the Revolving Credit Note shall be due and payable on the Termination Date.

               (3) OPTIONAL PREPAYMENTS. Borrower shall have the right, from time to time, to prepay the unpaid Principal Debt of the Revolving Credit Note, in whole or in part, without premium or penalty (except for any Funding Loss), upon the payment of accrued interest on the amount prepaid to and including the date of payment; provided, however, that partial prepayments of the Principal Debt of the Revolving Credit Note shall be in an amount equal to $100,000.00 or a greater integral multiple of $25,000.00 (or, if less, the unpaid Principal Debt of the Revolving Credit Note).

     2.6 This Section intentionally left blank.

     2.7 MANNER AND APPLICATION OF PAYMENTS. All payments and prepayments by Borrower on account of principal, interest, and fees hereunder shall be made in immediately available funds. All such payments shall be made to Lender at its principal office in Dallas, Texas, not later then 12:00 noon, Dallas, Texas time, on the date due and funds received after that hour shall be deemed to have been received by Lender on the next following Business Day. If any payment is scheduled to become due and payable on a day which is not a Business Day, then such payment shall instead become due and payable on the immediately following Business Day and interest on the principal portion of such payment shall be payable at the then applicable rate during such extension. All payments made on the Revolving Credit Note shall be applied first to accrued interest and then to principal.

     2.8 INTEREST OPTIONS. Except where specifically otherwise provided, Borrowings under the Revolving Credit Loan shall bear interest at an annual rate equal to the lesser of either (a) the sum of (i) the Prime Rate, or (ii) the Adjusted Eurodollar Rate or (iii) the Quoted Rate (in each case as designated by Borrower in the Notice of Borrowing or deemed designated by Borrower), as the case may be, plus (iv) the Applicable Margin, or (b) the Maximum Rate. Each change in the Prime Rate and the Maximum Rate is effective, without notice to Borrower or any other Person, upon the effective date of change.

     2.9 QUOTATION OF RATES. A responsible officer of Borrower may call Lender before delivering a Notice of Borrowing to receive an indication of the interest rates then in effect, but the indicated rates do not bind Lender or affect the interest rate that is actually in effect when Borrower delivers its Notice of Borrowing.

     2.10 DEFAULT RATE. If permitted by law, all past-due principal of and accrued interest on the Note shall bear interest from the due date (stated or by acceleration) at the lesser of (a) the Contract Rate plus three percent (3.0%), or (b) the Maximum Rate, or if there is no Maximum Rate in effect, then at the Contract Rate plus three percent (3.0%) per annum, until paid, regardless whether payment is made before or after entry of a judgment.

     2.11 INTEREST RECAPTURE. If the Contract Rate applicable to any Borrowing exceeds the Maximum Rate, then the interest rate on that Borrowing is limited to the Maximum Rate, but any subsequent reductions in the Contract Rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if Contract Rate had always been in effect. If at the due date (stated or by acceleration) the total interest paid or accrued is less than the interest that would have accrued if the Contract Rate had always been in effect, then, at that time and to the extent permitted by law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the Contract Rate had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Note.

     2.12 INTEREST CALCULATIONS.

          (a) Interest on any Eurodollar Borrowing will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be). Interest on any Prime Rate Borrowing or Quoted Rate Borrowing will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 365 or 366 days, as the case maybe. All interest rate determinations and calculations by Lender are conclusive and binding absent manifest error.

          (b) The provisions of this Agreement relating to calculation of the Prime Rate and the Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid under Agreement that are based upon those rates. Lender may fund and maintain its funding of all or any part of each Borrowing as it selects.

     2.13 SELECTION OF INTEREST OPTION. On making a Notice of Borrowing under
Section 2.3, Borrower shall advise Lender as to whether the Advance shall be (a) a Eurodollar Borrowing, in which case Borrower shall specify the applicable Interest Period therefor, (b) a Prime Rate Borrowing or (c) a Quoted Rate Borrowing. Notwithstanding anything to the contrary contained herein, no more than five (5) Interest Periods shall be in effect at any one time with respect to Eurodollar Borrowings.

     2.14 ROLLOVERS AND CONVERSIONS. Subject to the dollar limits and denominations of Section 2.1, Borrower may (a) convert a Eurodollar Borrowing under the Revolving Credit Loan on the last day of the applicable Interest Period to a Prime Rate Borrowing or a Quoted Rate Borrowing, (b) convert a Prime Rate Borrowing under the Revolving Credit Loan at any time to a Eurodollar Borrowing or a Quoted Rate Borrowing, (c) convert a Quoted Rate Borrowing under the Revolving Credit Loan to a Prime Rate Borrowing or a Eurodollar Borrowing, and (d) elect a new Interest Period fore Eurodollar Borrowing, by giving a Notice of Borrowing to Lender no later than 12:00 noon on the third (3rd) Business Day before the conversion date or the last day of the Interest Period, as the case may be (for conversion to a Eurodollar Borrowing or election of anew Interest Period), and no later than 12:00 noon one (1) Business Day before the last day of the Interest Period (for conversion to an Prime Rate Borrowing). Absent Borrower's Notice of Borrowing, a Eurodollar Borrowing shall be deemed converted to a Prime Rate Borrowing effective when the applicable Interest Period expires.

     2.15 BOOKING BORROWINGS. To the extent permitted by law, Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates. However, no Affiliate is entitled to receive any greater payment under Section 2.16(b) than Lender would have been entitled to receive with respect to those Borrowings. Lender agrees that it will use its reasonable efforts (consistent with its internal policies and applicable law) to make, carry, maintain, or transfer its Borrowings with its Affiliates or branch offices in an effort to eliminate or reduce to the extent possible the aggregate amounts due to it under Sections 2.16(b) and 2.16(c) if, in its reasonable judgment, such efforts will not be disadvantageous to it.

     2.16 SPECIAL PROVISIONS FOR EURODOLLAR BORROWINGS.

          (a) BASIS UNAVAILABLE OR INADEQUACY OF EURODOLLAR LOAN PRICING. If with respect to an Interest Period for any Eurodollar Borrowing, (a) Lender determines that, by reason of circumstances affecting the interbank Eurodollar market generally, deposits in Dollars (in the applicable amounts) are not being offered to or by Lender in the interbank Eurodollar market for such Interest Period, or (b) Lender determines that the Eurodollar Rate as determined by Lender will not adequately and fairly reflect the cost to Lender of maintaining or funding the Eurodollar Borrowing for such Interest Period, then Lender shall forthwith give notice thereof to Borrower, whereupon until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist,
(i) the obligation of Lender to make Eurodollar Borrowings shall be suspended and (ii) Borrower shall either (A) repay in full the then-outstanding principal amount of the Eurodollar Borrowings, together with accrued interest thereon by the last day of the then current Interest Period applicable to such Eurodollar Borrowings, or (B) convert such Eurodollar Borrowings to Prime Borrowings or Quoted Rate Borrowings on the last day of the then-current Interest Period applicable to each such Eurodollar Borrowing which shall bear interest at the Contract Rate for the particular type of Borrowing.

          (b) ILLEGALITY. If, after the date of this Agreement, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for Lender to make, maintain or fund Eurodollar Borrowings, then Lender shall so notify Borrower. Before giving any notice pursuant to this Section, Lender shall designate a different Eurodollar lending office if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to any non-trivial extent to Lender (as determined in good faith by Lender). Upon receipt of such notice, Borrower shall either (i) repay in full the then outstanding principal amount of all Eurodollar Borrowings, together with accrued interest thereon, or
(ii) convert each Eurodollar Borrowing to a Prime Rate Borrowing, on either (A) the last day of the then-current Interest Period applicable to such Eurodollar Borrowing if Lender may lawfully continue to maintain and fund such Eurodollar Borrowing to such day or (B) immediately if Lender may not lawfully continue to fund and maintain such Eurodollar Borrowing to such day, provided that Borrower shall be liable for any Funding Loss arising pursuant to such conversion.

          (c) INCREASED COSTS FOR EURODOLLAR BORROWINGS. If any Governmental Authority, central bank, or other comparable authority, shall at any time impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System but excluding any reserve requirement included in the Eurodollar Reserve Requirement), special deposit, or similar requirement against assets of, deposits with, or for the account of, or credit extended by, Lender, or shall impose on Lender (or its Eurodollar lending office) or the interbank Eurodollar market any other condition affecting its Eurodollar Borrowings, the Note, or its obligations to make Eurodollar Borrowings; and the result of any of the foregoing is to increase the cost to Lender of making or maintaining Eurodollar Borrowings, or to reduce the amount of any sum received or receivable by Lender under this Agreement, or under the Note, by an amount deemed by Lender to be material, then, within five
(5) Business Days' after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction. Lender will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section. No failure by Lender to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of Lender's right to demand payment of such amounts at any subsequent time. A certificate of Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder, together with a description in reasonable detail of the manner in which such amounts have been calculated, shall be conclusive in the absence of manifest error. If Lender demands compensation under this Section, then Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, either convert such Eurodollar Borrowings to Prime Rate Borrowings in accordance with the provisions of this Agreement; provided, however, that Borrower shall be liable for any Funding Loss arising pursuant to such actions.

          (d) EFFECT ON SUBSEQUENT BORROWINGS. If notice has been given pursuant to Section 2.16(a) or Section 2.16(b) requiring that Eurodollar Borrowings to be repaid or converted, then unless and until Lender notifies Borrower that the circumstances giving rise to such repayment no longer apply, all subsequent Borrowings shall be Prime Rate Borrowings or Quoted Rate Borrowings. If Lender notifies Borrower that the circumstances giving rise to such repayment no longer apply, then Borrower may thereafter select Borrowings to be Eurodollar Borrowings in accordance with Section 2.13 and Section 2.14.

          (e) FUNDING LOSSES. Borrower shall indemnify Lender against any loss or reasonable expense (such loss or expense is referred to herein as a "Funding Loss, " such term including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or redeploying deposits from third parties acquired to effect or maintain such Borrowing or any part thereof as a Eurodollar Borrowing) which Lender may sustain or incur as a consequence of (i) any failure by Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in
Section 4, (ii) any failure by Borrower to borrow hereunder or to convert Borrowings hereunder after a Conversion Notice has been given, (iii) any payment, prepayment, or conversion of a Eurodollar Borrowing required or permitted by any other provisions of this Agreement, including, without limitation, payments made due to the acceleration of the maturity of the Borrowings pursuant to Section 8.2, or otherwise made on a date other than the last day of the applicable Interest Period, (iv) any default in the payment or prepayment of the principal amount of any Borrowing or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (v) the occurrence of an Event of Default. The term "Funding Loss" includes, without limitation, an amount equal to the excess, if any, as determined by Lender of (A) its cost of obtaining the funds for the Borrowing being paid, prepaid or converted or not borrowed or converted (based on the Adjusted Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow or convert to the last day of the Interest Period for such Borrowing (or, in the case of a failure to borrow or convert, the Interest Period for the Borrowing which would have commenced on the date of such failure to-borrow or convert) over (B) the amount of interest (as estimated by Lender) that would be realized by Lender in reemploying the funds so paid, prepaid or converted or not borrowed or converted for such period or Interest Period, as the case may be. A certificate of Lender setting forth any amount or amounts which Lender is entitled to receive pursuant to this Section 2.16(e), together with a description in reasonable detail of the manner in which such amounts have been calculated, shall be delivered to Borrower and shall be conclusive, absent manifest error. Borrower shall pay to Lender the amount shown as due on any certificate within five (5) business days after its receipt of the same. Notwithstanding the foregoing, in no event shall Lender be permitted to receive any compensation hereunder constituting interest in excess of the Maximum Rate. Without prejudice to the survival of any other obligations of Borrower hereunder, the obligations of Borrower under this
Section 2.16(e) shall survive the termination of this Agreement and/or the payment or assignment of the Note.

     2.17 TAXES.

          (a) Any and all payments by Borrower hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto (hereinafter referred to as "TAXES"), excluding taxes imposed on Lender's income, and franchise taxes imposed on Lender, by the jurisdiction under the laws of which Lender is organized or is or should be qualified to do business or any political subdivision thereof and, taxes imposed on Lender's income, and franchise taxes imposed on Lender by the jurisdiction of Lender's lending office or any political subdivision thereof. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note to Lender, then (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law

          (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "OTHER TAXES").

          (c) Borrower will indemnify Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by Lender or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within five (5) business days from the date Lender makes written demand therefor.

          (d) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this
Section 2.17 shall survive the payment in full of principal and interest hereunder and under the other Loan Documents.

                                    SECTION 3

                                   GUARANTEES

     3.1 GUARANTEES. Payment of the Obligations shall be guaranteed by each of the Guarantors pursuant to the Guaranty Agreements to be executed by each Guarantor and delivered to Lender pursuant to Section 4.1.

                                    SECTION 4

                              CONDITIONS PRECEDENT

     4.1 INITIAL ADVANCE. The obligations of Lender to make the initial Advance under the Revolving Credit Loan is subject to the conditions precedent that, on or before the date of such Advance, (a) Borrower shall have paid to Lender (i) all fees to be received by Lender pursuant to this Agreement or any other Loan Document and (ii) an amount equal to the estimated costs and out-of-pocket expenses of Lender's counsel incurred in connection with the preparation, execution, and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, and (b) Lender shall have received duly executed copies of each of the documents listed on Exhibit C, each dated as of the date of such initial Advance, and each in form and substance satisfactory to Lender.

     4.2 ALL ADVANCES. The obligations of Lender to make any Advance under this Agreement (including the initial Advance under the Revolving Credit Loan) shall be subject to the conditions precedent that as of the date of such Advance and after giving effect thereto: (a) there exists no Potential Default or Event of Default; (b) no Material Adverse Change has occurred since the date of the financial statements referenced in Section 5.6; (c) Lender shall have received from Borrower a Notice of Borrowing dated as of the date of such Advance and all of the statements contained in such Notice of Borrowing shall be true and correct; and (d) the representations and warranties contained in each of the Loan Documents shall be true in all material respects as though made on the date of such Advance except those representations and warranties that specifically relate to a particular date.

                                    SECTION 5

                         REPRESENTATIONS AND WARRANTIES



     To induce Lender to make the Loan hereunder, Borrower represents and warrants to Lender that:

     5.1 ORGANIZATION AND GOOD STANDING. Each of Borrower and the Guarantors is a corporation duly Organized and in good standing under the laws of the state of its incorporation, is duly qualified as a foreign corporation and in good standing in all states in which it is doing business, has the corporate power and authority to own its properties and assess and to transact the business in which it is engaged in each jurisdiction in which it operates, and is or will be qualified in those states wherein it proposes to transact business in the future.

     5.2 AUTHORIZATION AND POWER. Each Obligor has full power and authority to execute, deliver, and perform the Loan Documents to be executed by such Person, all of which has been duly authorized by all proper and necessary corporate action.

     5.3 NO CONFLICTS OR CONSENTS. Neither the execution and delivery of the Loan Documents, nor the consummation of any of the transactions therein contemplated, nor compliance with the terms and provisions thereof, will contravene or materially conflict with any legal requirement to which any Obligor is subject, any Governmental Authorization applicable to any Obligor, any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument binding on any Obligor, or any provision of the articles of incorporation, certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, or other constituent documents of any Obligor. No consent, approval, authorization, or order of any court, Governmental Authority, stockholder, or third party is required in connection with the execution, delivery, or performance by any Obligor of any of the Loan Documents.

     5.4 ENFORCEABLE OBLIGATIONS. The Loan Documents have been duly executed and delivered by each Obligor and are the legal and binding obligations each Obligor, enforceable in accordance with their respective terms, except as limited by Debtor Laws.

     5.5 NO LIENS. Except for the Permitted Liens, all of the properties and assets of Borrower and the Guarantors are free and clear of all Liens and other adverse claims of any nature, and such Persons have good and marketable title to such properties and assets.

     5.6 FINANCIAL CONDITION. Borrower has delivered to Lender copies of the financial statements of (a) Borrower and its Subsidiaries as of December 31, 1998, which are true end correct, fairly represent the financial condition of Obligors, as of such date, and have been prepared in accordance with GAAP; as of the date hereof, there are no obligations, liabilities, or Indebtedness (including contingent and indirect liabilities) of any Obligor which are material and are not reflected in such financial statements; no Material Adverse Change has occurred since the date of such financial statements.

     5.7 FULL DISCLOSURE. There is no fact known to Borrower that Borrower has not disclosed to Lender which could reasonably be expected to have a Material Adverse Change. No certificate or statement delivered by any Obligor to Lender in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

     5.8 NO POTENTIAL DEFAULT. No event has occurred and is continuing which constitutes a Potential Default or an Event of Default.

     5.9 MATERIAL AGREEMENTS. No Obligor is in default in any material respect under any contract or agreement to which it is a party or by which any of its properties is bound.

     5.10 NO LITIGATION. There are no actions, suits, or legal, equitable, arbitration, or administrative proceedings pending, or to the knowledge of any Obligor threatened, against any Obligor that could, if adversely determined, reasonably be expected to have a material effect on the financial condition of such Obligor.

     5.11 USE OF PROCEEDS; MARGIN STOCK. The proceeds of the Loan will be used by Borrower solely for the purposes specified set forth in the recitals. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulations. If requested by Lender, then Borrower will furnish to Lender a statement in conformity with the requirements of the Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect. No part of the proceeds of the Loan will be used for any purpose which violates, or is inconsistent with, the provisions of Regulation X.

     5.12 TAXES. All material tax returns required to be filed by each Obligor in any jurisdiction have been filed and all taxes (including mortgage recording taxes), assessments, fees, and other governmental charges upon each Obligor or upon any of its or their properties, income, or franchises have been paid, except for taxes being contested in good faith by appropriate proceedings diligently projected and as to which adequate reserves have been established in accordance with GAAP. To the best of Borrower's knowledge, there is no proposed tax assessment against any Obligor, and all tax liabilities of each Obligor are adequately provided for. No income tax liability of any Obligor has been asserted by the Internal Revenue Service for taxes in excess of those already paid.

     5.13 PRINCIPAL OFFICE, ETC. The principal office, chief executive office, and principal place of business of Borrower is at 690 East Lamar, Suite 200, Arlington, Texas 76011.

     5.14 COMPLIANCE WITH LAW.

          (a) Except as disclosed to Lender: (i) each of Borrower and its Subsidiaries is in compliance with its respective articles of incorporation, charter, bylaws, certificate of limited partnership, partnership agreement, and other constituent documents, and all Legal Requirements which are applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets; and (ii) none of Borrower or any of its Subsidiaries has received any notice or other communication from any Governmental Authority or other Person of any event or circumstance that could reasonably be expected to constitute a violation of, or failure to comply with, any Legal Requirement.

         (b) Except as disclosed to Lender, (i) each of Borrower and its Subsidiaries is in material compliance with all of the terms and requirements of each Governmental Authorization held by such Person; (ii) none of Borrower or any of its Subsidiaries has received any notice or other communication from any Governmental Authority or other Person of any event or circumstance which could reasonably be expected to constitute a violation of, or failure to comply with, any term or requirement of any Governmental Authorization, or of any actual or potential revocation, withdrawal, cancellation, or termination of, or material modification to, any Governmental Authorization; (iii) all applications required to have been filed for the renewal of any required Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Authorities; (iv) upon consummation of the transactions contemplated hereby, Borrower and its Subsidiaries will lawfully hold all such Governmental Authorizations; and (v) none of the Governmental Authorizations of Borrower and its Subsidiaries will terminate upon consummation of the transactions contemplated hereby.

         5.15 SUBSIDIARIES. Set forth on Exhibit C hereto is a complete and accurate list of all Subsidiaries of Borrower as of the date hereof, showing as of such date (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock or partnership interest outstanding on the date hereof, the owner of the outstanding shares or partnership interest of each such class owned and the jurisdictions in which such Subsidiary is qualified to do business as a foreign corporation or partnership. All of the outstanding capital stock or partnership interest of all Subsidiaries has been validly issued, is fully paid and nonassessable, and is owned by Borrower or a Subsidiary free and clear of all Liens.

         5.16 CASUALTIES. Neither the business nor the properties of Borrower or any Subsidiary are affected by any environmental hazard, fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God, or other casualty (whether or not covered by insurance), which could reasonably be expected to cause a Material Adverse Change.

         5.17 CORPORATE NAME. Borrower, during the preceding five (5) years, has not used any other corporate name or trade name.

         5.18 LEASES. Neither Borrower nor any Subsidiary is the lessee of any real or personal property except as has been described to Lender in writing.

         5.19 ERISA. Except as disclosed on Schedule 5.19 attached hereto, neither Borrower nor any ERISA Affiliate has any Plans.

         5.20 LABOR MATTERS. There are no controversies pending between Borrower or any Subsidiary and any of their employees which could reasonably be expected to have a Material Adverse Effect.

         5.21 BURDENSOME CONTRACTS. As of the date hereof, neither Borrower nor any Subsidiary is party to any contract, the breach, violation, or termination of which could reasonably be expected to result in a Material Adverse Change.

         5.22 REPRESENTATIONS AND WARRANTIES. Each Notice of Borrowing shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Borrower that no Potential Default or Event of Default exists and that all representations and warranties contained in this Section 5 or in any other Loan Document are true and correct in all material respects on and as of the date the requested Advance is to be made except those representations and warranties that specifically relate only to a stated date.

         5.23 SURVIVAL OF REPRESENTATIONS AND WARRANTIES IN ALL MATERIAL RESPECTS. All representations and warranties by Borrower herein shall survive delivery of the Note and the making of the Loan, and any investigation at any time made by or on behalf of Lender shall not diminish Lender's right to rely thereon.

                                    SECTION 6

                              AFFIRMATIVE COVENANTS

         So long as Lender has any commitment to make Advances hereunder, and until payment in full of Obligations, Borrower agrees that (unless Lender shall otherwise consent in writing):

         6.1 FINANCIAL STATEMENTS, REPORTS, AND DOCUMENTS. Borrower shall deliver to Lender each of the following:

             (a) QUARTERLY STATEMENTS. As soon as available, and in any event within fortyfive (45) days after the last day of each quarterly fiscal period of each fiscal year of Borrower, copies of the consolidated balance sheet of Borrower and its Subsidiaries as of the end of such quarterly fiscal period, and statements of income, retained earnings, and changes in cash flow of Borrower and its Subsidiaries for that quarterly fiscal period and for the portion of the fiscal year ending with such period, all in reasonable detail, and certified by the chief financial officer of Borrower as being true and correct and as having been prepared in accordance with GAAP, subject to year-end audit adjustments, accompanied by a certification by the chief financial officer of the Borrower that the Borrower is in compliance with each of the financial covenants set forth in Sections 7.8, 7.9, and 7.10 of this Agreement;

             (b) ANNUAL STATEMENTS. As soon as available and in any event within ninety (90) days after the last day of each fiscal year of Borrower, copies of the consolidated balance sheet of Borrower and its Subsidiaries as of the close of such fiscal year end statements of income, retained earnings, and changes in cash flow of Borrower and its Subsidiaries for such fiscal year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified by reason of any limitation imposed by Borrower) of independent public accountants of recognized national standing selected by Borrower and satisfactory to Lender, to the effect that (i) such consolidated financial statements have been prepared in accordance with GAAP (except for changes in which such accountants concur), and (ii) the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary under the circumstances;

             (c) OTHER INFORMATION. Such other information concerning the business, properties, or financial condition of any Obligor as Lender shall reasonably request including audit reports, registration statements, or other reports or notices provided to shareholders of Borrower.

         6.2 PAYMENT OF TAXES AND OTHER LIABILITIES. Borrower shall, and shall cause each of its Subsidiaries to, pay end discharge (a) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (b) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might give rise to a Lien upon any of its property, and (c) all of its other Liabilities, except as prohibited under the Loan Documents; provided, however, that Borrower and each of its Subsidiaries shall not be required to pay any such tax, assessment, charge, or levy if and so long as the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate accruals and cash reserves therefor have been established in accordance with GAAP.

         6.3 MAINTENANCE OF EXISTENCE AND RIGHTS; CONDUCT OF BUSINESS. Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence and all of its rights, privileges, and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all material Legal Requirements of any Governmental Authority.

         6.4 NOTICE OF DEFAULT. Borrower shall furnish to Lender, promptly upon becoming aware of the existence of any condition or event which constitutes a Potential Default or an Event of Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

         6.5 OTHER NOTICES. Borrower shall, and shall cause each of its Subsidiaries to, promptly notify Lender of (a) any material adverse change in its financial condition or its business, (b) any default under any material agreement, contract, or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any material Liabilities owing by Borrower or any Subsidiary, (c) any material adverse claim against or affecting any Obligor or any of its properties, and (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting any Obligor.

         6.6 OPERATIONS AND PROPERTIES. Borrower shall, and shall cause each of its Subsidiaries to, (a) act prudently and in accordance with customary industry standards in managing and operating its assets and properties, and (b) keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

         6.7 BOOKS AND RECORDS; ACCESS. Borrower shall give any representative of Lender access during all business hours to, and permit such representative to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of Borrower, end to inspect any of the properties of Borrower. Borrower shall, and shall cause each of its Subsidiaries to, maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

         6.8 COMPLIANCE WITH LAW. Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Legal Requirements of any Governmental Authority, a breach of which could reasonably be expected to cause a Material Adverse Change.

         6.9 INSURANCE. Borrower shall, and shall cause each of its Subsidiaries to, keep all insurable property, real and personal, adequately insured at all times in such amounts and against such risks as are customary for Persons in similar businesses operating in the same vicinity, specifically to include a policy of hazard, casualty, fire, and extended coverage insurance covering all assets, business interruption insurance (where feasible), liability insurance, and worker's compensation insurance, in every case under a policy with a financially sound and reputable insurance company and with only such deductibles as are customary.

         6.10 AUTHORIZATIONS AND APPROVALS. Borrower shall, and shall cause each of its Subsidiaries to, promptly obtain, from time to time at its own expense, all Governmental Authorizations as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents.

         6.11 FURTHER ASSURANCES. Borrower shall, and shall cause each of its Subsidiaries to, make, execute, and deliver or file, or cause the same to be done, all such notices, additional agreements or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents, or the obligations of Borrower or any Subsidiary thereunder.

         6.12 INDEMNITY BY BORROWER. Borrower shall indemnify, defend, and hold harmless Lender and its directors, officers, agents, attorneys, and employees (each, an "Indemnitees" and collectively, the "Indemnitees") from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, and expense (including interest, penalties, attorneys' fees, and amounts paid in settlement) to which the Indemnitees may become subject arising out of this Agreement and the other Loan Documents, other than those which arise by reason of the gross negligence or willful misconduct of Lender, BUT SPECIFICALLY INCLUDING ANY LOSS, LIABILITY, OBLIGATION, DAMAGE, PENALTY, JUDGMENT, CLAIM, DEFICIENCY, OR EXPENSE ARISING OUT OF THE SOLE OR CONCURRENT NEGLIGENCE OF LENDER. Borrower shall also indemnify, protect, and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including without limitation all reasonable attorneys' fees and legal expenses whether or not suit is brought), and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Indemnitees, with respect to or as a direct or indirect result of the violation by Borrower of any Environmental Law, or with respect to or as a direct or indirect result of Borrower's use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Material on, under, from, or about real property. The provisions of and undertakings and indemnifications set forth in this Section 6.12 shall survive the satisfaction and payment of the Obligations and termination of this Agreement, but only as to losses, liabilities, obligations, damages, penalties, judgments, claims, deficiencies, or expenses arising prior to the satisfaction and payment of the Obligations and termination of this Agreement.

         6.13 AFTER-ACQUIRED SUBSIDIARIES. Concurrently upon the formation or acquisition by Borrower or any Subsidiary of any domestic Subsidiary after the date hereof (an "AFTER-ACQUIRED SUBSIDIARY"), Borrower shall cause the After-Acquired Subsidiary to deliver articles of incorporation, bylaws, and resolutions and such opinions as Lender shall require and to execute a Guaranty Agreement in favor of Lender.

         6.14 YEAR 2000. Borrower will perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this Section, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Lender such certifications or other evidence of Borrower's compliance with the terms of this Section as Lender may from time to time require.

                                    SECTION 7

                               NEGATIVE COVENANTS

         So long as Lender has any commitment to make Advances hereunder, and until payment in full of the Obligations, Borrower agrees that (unless Lender shall otherwise consent in writing):

         7.1 NEGATIVE PLEDGE. Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, permit, or suffer to exist any Lien upon any of its property or assets, now owned or hereafter acquired, except for Permitted Liens.

         7.2 NEGATIVE PLEDGE AGREEMENTS. Borrower shall not, and shall not permit any of its domestic Subsidiaries to, enter into any agreement (excluding this Agreement or any other Loan Documents and the NationsBank Credit Agreement) prohibiting the creation or assumption of any Lien upon any of its property, revenues, or assets, whether now owned or hereafter acquired, or the ability of any Subsidiary to make any payments, directly or indirectly, to Borrower by way of dividends, advances, repayments of loans, repayments of expenses, accruals, or otherwise.

         7.3 CERTAIN TRANSACTIONS. Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with, or pay any management fees to, any Affiliate; provided, however, that Borrower and its Subsidiaries may enter into transactions with Affiliates upon terms not less favorable to Borrower and its Subsidiaries than would be obtainable at the time in comparable, arms-length transactions with Persons other than Affiliates.

         7.4 LIMITATION ON SALE OF PROPERTIES. Borrower shall not, and shall not permit any of its Subsidiaries to (a) sell, assign, exchange, lease, or otherwise dispose of any of its properties, rights, assets or business, whether now owned or hereafter acquired, in excess of $500,000 in the aggregate in any fiscal year outside the ordinary course of its business, or (b) sell, assign, or discount any Receivables.

         7.5 LIQUIDATION, MERGERS, CONSOLIDATIONS, AND DISPOSITIONS OF SUBSTANTIAL ASSETS. Borrower shall not, and shall not permit any of its Subsidiaries to, (a) dissolve or liquidate, (b) become a party to any merger or consolidation unless Borrower or the particular Subsidiary is the surviving corporation, or (c) sell, transfer, lease, or otherwise dispose of any property in excess of $500,000 in the aggregate in any fiscal year or assets, except in the ordinary course of business for fair and adequate consideration.

         7.6 LINES OF BUSINESS; RECEIVABLES POLICY. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, engage in any business other than those in which it is presently engaged, or discontinue any of its material existing lines of business. Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in its credit and collection policy, which change would materially impair the collectibility of its Receivables, or rescind, cancel, or modify any Receivables, except in the ordinary course of business.

         7.7 GUARANTIES. Borrower shall not, and shall not permit any of its Subsidiaries to, become or be liable in respect of any Guaranty except in favor of Lender and NationsBank, N.A. pursuant to the NationsBank Credit Agreement.

         7.8 TOTAL FUNDED INDEBTEDNESS TO EBITDA RATIO. Borrower shall not permit the ratio of (a) Total Funded Indebtedness as of such date, to (b) EBITDA for the four (4) fiscal quarters ending on the date of determination, as of the last day of each fiscal quarter of Borrower and its Subsidiaries to exceed 3.0 to 1.0.

         7.9 FIXED CHARGES COVERAGE. Borrower shall not permit the ratio of
(a) the sum of Consolidated Adjusted Net Income, plus federal, state, local, and foreign income taxes deducted from Consolidated Adjusted Net Income in accordance with GAAP, plus Fixed Charges, to (b) Fixed Charges, in each case for Borrower and its Subsidiaries and for the four (4) fiscal quarters ending on the date of determination, to be less than 1.5 to 1.0.

         7.10 INVENTORY TURN RATIO. Borrower shall not permit the ratio of (a) Consolidated Cost of Goods Sold to (b) Average Consolidated Inventory for the four (4) fiscal quarters ending on the date of determination, as of the last date of each fiscal quarter of Borrower, to be less than 1.5 to 1.0. "Average Consolidated Inventory" means the sum of
(i) the amount of Consolidated Inventory as of the last date of the most recent fiscal quarter, plus (ii) the amount of Consolidated Inventory as of the last date of each of the three (3) prior fiscal quarters, divided by four (4).

         7.11 ERISA. Neither Borrower nor any ERISA Affiliate will create any Plan.

         7.12 FISCAL YEAR. Borrower shall not, and shall not permit any of its Subsidiaries to, change its fiscal year or method of accounting.

         7.13 LOANS AND ADVANCES TO FOREIGN SUBSIDIARIES. Borrower shall not make or permit to exist any loans or advances to any foreign Subsidiaries or any guarantees of obligations of any foreign Subsidiaries in an amount which exceeds
(i) with respect to H. A. Sheldon Canada, Ltd., $2,250,000.00 in the aggregate; and (ii) with respect to all foreign Subsidiaries (including H. A. Sheldon Canada, Ltd.) $3,500,000.00 in the aggregate.

                                    SECTION 8

                                EVENTS OF DEFAULT

         8.1 EVENTS OF DEFAULT. An "Event of Default" shall exist if any one or more of following events (herein collectively called "Events of Default") shall occur and be continuing:

             (a) Borrower shall fail to pay when due the Obligations or any part thereof and the continuance of such failure for a period of at least five (5) Business Days; or

             (b) any representation or warranty made under this Agreement, or any of the other Loan Documents, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made or deemed to have been made; or

             (c) default shall occur in the performance of any of the covenants or agreements of any Obligor contained herein or in any of the other Loan Documents and the continuance thereof for a period of at least thirty (30) days; or

             (d) Borrower shall fail to pay on a timely basis any amount due to Lender under the Line Letter or Master Note, or with respect to any transaction contemplated under the Line Letter; or

             (e) default shall occur in the payment of any other material Indebtedness of any Obligor and such default results in acceleration of such material Indebtedness or default shall occur in respect of any note or credit agreement relating to any such material Indebtedness and such default results in acceleration of such material indebtedness; or

             (f) any of the Loan Documents shall cease to be legal, valid, and binding agreements enforceable against the Person executing the same in accordance with its terms, shall be terminated, become or be declared ineffective or inoperative or cease to provide the respective remedies, powers, or privileges intended to be provided thereby; or any Obligor shall deny that such Person has any further liability or obligation under any of the Loan Documents; or

             (g) any Obligor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of such Person's assets, (ii) file a voluntary petition in bankruptcy, admit in writing that such Person is unable to pay such Person's debts as they become due, or generally not pay such Person's debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Person in any bankruptcy, reorganization, or insolvency proceeding, or (vi) take corporate, partnership, or other action for the purpose of effecting any of the foregoing; or

             (h) an involuntary proceeding shall be commenced against any Obligor seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, liquidator, or other similar official of such Person, or all or substantially all of such Person's assets, and such proceeding shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of any Obligor or appointing a receiver, custodian, trustee, liquidator, or other similar official of such Person, or of all or substantially all of such Person's assets; or

             (i) any final judgment(s) for the payment of money in excess of the sum of $500,000.00 in the aggregate shall be rendered against any Obligor and such judgment(s) shall not be satisfied or discharged or bonded at least five
(5) business days prior to the date on which any of such Person's assets could be lawfully sold to satisfy such judgment.

         8.2 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default shall occur and is continuing, then Lender may, without notice, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as Lender in its sole discretion may deem necessary or appropriate: (a) terminate Lender's commitment to lend hereunder; (b) declare the Obligations or any part thereof to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate, or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding; (c) reduce any claim to judgment; or (d) pursue and enforce any of Lender's rights and remedies under the Loan Documents, including, without limitation, a demand for payment from or enforcement action against the Guarantors under the Guaranty Agreement, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in Sections 8.1(g) or (h) shall occur, then the Obligations shall thereupon become due and payable concurrently therewith, and Lender's obligation to lend shall immediately terminate hereunder, without any further action by Lender and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate, or other notice of any kind, all of which Borrower hereby expressly waives.

         8.3 PERFORMANCE BY LENDER. If Borrower fails to perform any covenant, duty, or agreement contained in any of the Loan Documents, then Lender may perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender at its principal office in Dallas, Texas together with interest thereon at the lesser of (a) the Contract Rate for Eurodollar Borrowing, plus three percent (3%) or (b) Maximum Rate, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender shall not assume any liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Loan Documents and none of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the management and affairs of Borrower.

                                    SECTION 9

                                  MISCELLANEOUS

         9.1 ACCOUNTING REPORTS. All financial reports or projections furnished by any Person to Lender pursuant to this Agreement shall be prepared in such form and such detail as shall be satisfactory to Lender, shall be prepared on the same basis as those prepared by such Person in prior years, and, where applicable, shall be the same financial reports and projections as those furnished to such Person's officers and directors.

         9.2 WAIVER. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of any Loan Document, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

         9.3 PAYMENT OF EXPENSES. Borrower agrees to pay Lender on demand all costs and expenses of Lender (including, without limitation, the reasonable attorneys' fees of Lender's counsel) incurred in connection with the preservation and enforcement of Lender's rights under the Loan Documents, and all reasonable costs and expenses of Lender (including without limitation the reasonable fees and expenses of Lender's counsel) in connection with the negotiation, preparation, execution, delivery, and administration of the Loan Documents.

         9.4. NOTICES. Any communications required or permitted to be given by any of the Loan Documents must be (a) in writing and personally delivered or mailed by prepaid certified or registered mail, or (b) made by facsimile transmission delivered or transmitted, to the party to whom such notice of communication is directed, to the address of such party shown opposite its name on the signature pages hereof. Any such communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or, if transmitted by facsimile transmission, on the day that such communication is transmitted as aforesaid subject to telephone confirmation of receipt; provided, however, that any notice received by Lender after 10:00 a.m. Dallas, Texas time on any day from Borrower pursuant to Section 2.3 (with respect to a Notice of Borrowing) shall be deemed for the purposes of such Section to have been given by Borrower on the next succeeding day, or if mailed, on the third (3rd) day after it is marked as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section 9.4.

         9.5 GOVERNING LAW. This Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Texas and the substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement, and interpretation of this Agreement and all of the other Loan Documents.

         9.6 CHOICE OF FORUM; CONSENT TO SERVICE OF PROCESS AND JURISDICTION. Any suit, action, or proceeding against Borrower with respect to this Agreement, the Note, or other Loan Documents, or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, County of Dallas, or in the United States courts located in the State of Texas as Lender in its sole discretion may elect and Borrower hereby irrevocably submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, or proceeding. Borrower hereby irrevocably consents to the service of process in any suit, action, or proceeding in said court by the mailing thereof by Lender by registered or certified mail, postage prepaid, to Borrower's address shown opposite its name on the signature pages hereof. Nothing herein or in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrower or with respect to any of its property in courts in other jurisdiction. Borrower hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement, the Note, or any other Loan Documents brought in the courts located in the State of Texas, County of Dallas, and hereby further irrevocably waives any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum.

         9.7 COLLECTION OF PAYMENTS. Unless otherwise specified in any Loan Document, other than this Agreement or the Note, all principal, interest and any fees due to Lender by Borrower under this Agreement, the Note, the Line Letter, the Master Note, or any note, will be paid by Lender having Wells Fargo Bank, N.A. ("Wells Fargo") debit any of Borrower's accounts with Wells Fargo and forwarding such amount debited to Lender, without presentment, protest, demand for reimbursement or payment, notice of dishonor or any other notice whatsoever, all of which are hereby expressly waived by Borrower. Such debit will be made at the time principal, interest or any fee is due to Lender pursuant to this Agreement, the Note, the Line Letter, the Master Note or any collateral document or any note.

         9.8 INVALID PROVISIONS. Any provision of any Loan Document held by a court of competent jurisdiction to be illegal, invalid or unenforceable and shall not invalidate the remaining provisions of such Loan Document which shall remain in full force and the effect thereof shall be confined to the provision held invalid or illegal.

         9.9 MAXIMUM INTEREST RATE. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Agreement, or in any contract, instrument or document evidencing or securing the payment hereof or otherwise relating hereto (each, a "Related Document"), in no event shall this Agreement or any Related Document require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "Maximum Rate"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with this Agreement or any Related Document, or in any communication by Lender or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under this Agreement or Related Document shall exceed the Maximum Rate, then in such event it is agreed that: (i) the provisions of this paragraph shall govern and control; (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment of the Obligations under this Agreement or any Related Document shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Lender shall be credited against the then unpaid principal balance hereof or thereof, or if the Obligations or any Related Document has been or would be paid in full by such credit, refunded to Borrower; and (iv) the provisions of this Agreement and each Related Document, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of the Obligations or any Related Document does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with this Agreement and any Related Document which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Agreement or such Related Document, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Lender. To the extent that Chapter 1D of Article 5069 of the Texas Revised Civil Statutes is relevant to Lender for the purpose of determining the Maximum Rate, Lender hereby elects to determine the applicable rate ceiling under such Article by the weekly rate ceiling from time to time in effect, subject to Lender's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time. Borrower and Lender agree that Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to any revolving loan accounts created under this Agreement or maintained in connection herewith. The terms of this paragraph shall be deemed to be incorporated into each Related Document.

         9.10 NON-LIABILITY OF LENDER. The relationship between Borrower and Lender is, and shall at all times remain, solely that of borrower and lender, and Lender has no fiduciary or other special relationship with Borrower.

         9.11 OFFSET. Borrower hereby grants to Lender the right of offset, to secure repayment of the Obligations, upon any and all moneys, securities, or other property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to Lender or its agents, from or for the account of Borrower or any Guarantor, whether for safe keeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or special) and credits of Borrower, and any and all claims of Borrower against Lender at any time existing.

         9.12 SUCCESSORS AND ASSIGNS. The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, assigns, and legal representatives; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties, or obligations/hereunder. Lender reserves the right to sell all or a portion of its interest in the Loan and Lender shall have the right to disclose any information in its possession regarding any Obligor in connection herewith to any potential transferee of the Loan or any part thereof.

         9.13 CHAPTER 346. Borrower and Lender hereby agree that, except for
Section 346.004 thereof, the provisions of Chapter 346 of the Texas Finance Code, as amended (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to the Loan Documents.

         9.14 HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

         9.15 SURVIVAL. All representations and warranties made by Borrower herein shall survive delivery of the Note and the making of the Loan.

         9.16 PARTICIPATIONS. Lender shall have the right to enter into participation agreements with other banks with respect to the Note, and grant participations in the other Loan Documents but such participation shall not affect the rights and duties of such Lender hereunder vis-a-vis Borrower. Each actual or proposed participant shall be entitled to receive all information received by Lender regarding the creditworthiness of Borrower, including, without limitation, information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant is subject to the circular or not).

         9.17 NO THIRD PARTY BENEFICIARY. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall any Loan Document or any course of conduct by any party hereto be construed to make or render Lender or any of its officers, directors, agents, or employees liable (a) to any materialman, supplier, contractor, subcontractor, purchaser, or lessee of any property owned by Borrower, or (b) for debts or claims accruing to any such Persons against Borrower.

         9.18 CAPITAL ADEQUACY. If, after the date hereof, Lender shall have determined that either (a) the adoption of any applicable law, rule, regulation, or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with, the interpretation or administration thereof, or (b) compliance by Lender (or any lending office of Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its or Borrower's obligations hereunder to a level below that which Lender could have achieved but for such adoption, change, or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, within fifteen (15) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will adequately compensate Lender for such reduction. Lender will promptly notify Borrower of any event of which it has actual knowledge, occurring after the date thereof, which will entitle Lender to compensation pursuant to this Section 9.18. A certificate of Lender claiming compensation under this Section 9.18 and setting forth the additional amount or amounts to be paid to it hereunder, together with the description of the manner in which such amounts have been calculated, shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

         9.19 MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         9.20 ENTIRETY. THIS AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH BORROWER IS A PARTY MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGE TO FOLLOW.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


Address for Notice:                 BORROWER:

690 East Lamar Blvd., Suite 200     TANDY BRANDS ACCESSORIES, INC.,
Arlington, Texas 76011              a Delaware corporation, as Borrower
Attn: Stan Ninemire
Telephone No: (817) 548-0090        By: /s/ STAN NINEMIRE
Telecopy No: (817) 548-1144            -----------------------------------------
                                        Stan Ninemire, Chief Financial Officer
Address for Notice:                     and Senior Vice President

1445 Ross Avenue                    LENDER:
Suite 450
Dallas, TX 75202                    WELLS FARGO HSBC TRADE BANK, N.A.,
Attn: June P. Hanson                a national banking association, Lender
Telephone No.: (214) 777-4082
Telecopy No: (214) 220-2166         By: /s/ JUNE P. HANSON
                                       -----------------------------------------

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

$25,000,000.00                                                    April 30, 1999

         FOR VALUE RECEIVED, the undersigned TANDY BRANDS ACCESSORIES, INC., a DELAWARE CORPORATION (the "COMPANY"), hereby unconditionally promises to pay to the order of WELLS FARGO HSBC TRADE BANK, N.A. (the "BANK") the principal sum of twenty-five million dollars ($25,000,000.00), or such lesser aggregate amount of Advances as may be made by Bank pursuant to Bank's Revolving Credit Commitment, which principal shall be payable as provided in the Loan Agreement (as hereinafter defined), together with the interest on the unpaid principal balance until maturity (whether by acceleration or otherwise), which interest shall be determined at the varying rates per annum, and shall be payable as provided in the Loan Agreement (as hereinafter defined). Payments of both principal and interest herein shall be made in lawful money of the United States in immediately available funds in the manner provided for in the Loan Agreement.

         This Note has been executed and delivered pursuant to the terms of that certain Revolving Credit Agreement (the "LOAN AGREEMENT") by and between Company and Bank, dated as of April 30, 1999 and is the "Revolving Credit Note" referred to therein. Reference is hereby made to the Loan Agreement for a statement of the repayment rights and obligations of Company and for a statement of the events upon which the maturity of this Note may be accelerated.

         Each capitalized term used herein shall have the same meaning assigned to it in the Loan Agreement, unless the context hereof otherwise requires or provides.

         Company agrees to pay all costs and expenses of Bank incurred in the collection of this Note, including but not limited to court costs and reasonable attorneys' fees and all other costs and expenses described in the Loan Agreement.

         Company and each surety, endorser, guarantor and any other party now or hereafter liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any security with respect to same, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release, substitution or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

         Regardless of any provision contained in this Note, the Loan Agreement or any other document executed or delivered in connection therewith, neither Bank nor any holder hereof shall be deemed to have contracted for or be entitled to receive, collect or apply as interest (including any fee, charge or amount which is not denominated as "interest" but is legally deemed to be interest under applicable law) on this Note, the Loan Agreement, the Loan Documents or otherwise, any amount in excess of the Maximum Rate, and, in the event that Bank or any holder hereof ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Company, Bank and any other holder hereof shall, to the maximum extent permitted under applicable law,
(i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and
(iii) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term; provided that, if this Note is finally paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Bank or any holder hereof shall refund to Company the amount of such excess, or credit the amount of such excess against the principal amount of this Note and, in such event, neither Bank nor any other holder shall be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

         This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.

                                   TANDY BRANDS ACCESSORIES, INC.,
                                   a Delaware corporation

                                   By:
                                      ------------------------------------------
                                      Stan Ninemire, Chief Financial Officer and
                                      Senior Vice President

                                  LOAN AND PAYMENT
                                TRANSACTION SCHEDULE

                       attached to and made a part of a Note
                         dated April 30, 1999, executed by
                           Tandy Brands Accessories, Inc.


                                                                  Unpaid     Initials of
                                      Amount of    Amount of    Principal       Person
             Amount of   Amount of    Principal    Interest     Balance of     Making
    Date      Advance    Principal     Repaid        Paid          Note        Notation
    ----     ---------   ---------    ---------    ---------    ----------   -----------





                                    EXHIBIT B

                               NOTICE OF BORROWING

         1. SUBMISSION PURSUANT TO LOAN AGREEMENT. This Notice of Borrowing is executed and delivered by Tandy Brands Accessories, Inc. ("BORROWER") to Wells Fargo HSBC Trade Bank, N.A. ("LENDER") pursuant to the Revolving Credit Agreement dated as of April 30, 1999, between Borrower and the Lender (the "AGREEMENT") Any capitalized terms used and not defined herein shall have the meanings assigned to them in the Agreement.

         2. REQUEST FOR BORROWING. Borrower hereby requests that Lender make an Advance to Borrower pursuant to the Agreement as follows:

         A. BASE RATE BORROWING.

            (i)    Amount of Prime Rate Borrowing:
                   (Minimum of $100,000.00 or a greater integral multiple of $25,000.00).

                         [ ]   New Advance
                         [ ]   Rollover/Conversion of Existing Advance

            (ii) Date of Borrowing or Rollover/Conversion of Existing Advance:

         B. EURODOLLAR BORROWING.

            (i)    Amount of Eurodollar Borrowing:
                   (Minimum of $100,000.00, or a greater integral multiple of $25,000.00).

                         [ ]   New Borrowing
                         [ ]   Rollover/Conversion of Existing Borrowing

            (ii) Date of Advance or Rollover/Conversion of
                 Existing Borrowing _______________.

            (iii)  Interest Period: __ months
                   (one, two, three, or six months).

         C. QUOTED RATE BORROWING.

            (i)    Amount of Quoted Rate Borrowing:
                   (Minimum of $100,000.00 or a greater integral multiple of $25,000.00).

                         [ ]   New Advance
                         [ ]   Rollover/Conversion of Existing Advance

            (ii)   Date of Borrowing or Rollover/Conversion of Existing Advance:

         3. REPRESENTATIONS, WARRANTIES, AND CERTIFICATIONS. Borrower hereby represents, warrants, and certifies to Lender that, as of the date of the Advance requested herein:

            (a)    No Potential Default or Event of Default exists.

            (b) The representations and warranties of a continuing nature contained in the Credit Agreement and each of the other Loan Documents are true and correct in all material respects, with the same force and effect as though made on and as of the date of the Advance except those representations and warranties that relate only to a particular date.

         4. PROCEEDS OF BORROWING. Lender is authorized to deposit the proceeds of the Advance requested hereby, other than an Advance constituting a rollover or conversion of an existing Advance, to:

         5. EXECUTION AUTHORIZED. This Notice of Borrowing is executed on ___________________, 19__ by a responsible officer of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.




                                ------------------------------------------------
                                                                        of Tandy
                                ----------------------------------------
                                Brands Accessories, Inc., a Delaware corporation

                                    EXHIBIT C

                                CLOSING DOCUMENTS

1.   Revolving Credit Agreement.

2.   Revolving Credit Note.

3.   Guaranty Agreement executed by each Guarantor.

4. Officer's Certificate certifying (a) the truth and accuracy of all of the representations and warranties contained in the Loan Documents, (b) that no event has occurred and is continuing, or would result from the Advance, which constitutes a Potential Default or an Event of Default, (c) the resolutions of Borrower approving the execution, delivery and performance of the Loan Documents delivered at closing and the transactions contemplated therein, duly adopted by Borrower's Board of Directors, (d) the names of the officers of Borrower authorized to sign each of the Loan Documents delivered at closing, and (e) a copy of the Articles of Incorporation of Borrower, and all amendments thereto, and a copy of the Bylaws of Borrower, and all amendments thereto.

5. Officer's Certificates certifying (a) the truth and accuracy of all of the representations and warranties contained in the Guaranty Agreement, (b) the resolutions of each of Guarantors approving the execution, delivery, and performance of the Guaranty Agreement delivered at closing and the transactions contemplated therein, duly adopted by each of Guarantors' Boards of Directors, (c) the names of the officers of each of the Guarantors authorized to sign the Guaranty Agreement delivered at closing, and (d) copies of the Articles of Incorporation of each of Guarantors, and all amendments thereto, and copies of the Bylaws of each of Guarantors, and all amendments thereto.

6. Certificates of existence and good standing for Borrower and its Guarantors issued by the state of incorporation.

7. Copies of the Articles of Incorporation of Borrower and its Guarantors, and all amendments thereto, certified by the Secretary of State of the applicable State of Incorporation.

8.   Opinion from Borrower's counsel in form and substance acceptable to Lender.

9. Such other documents or information as may be reasonably required by Lender.

                                    EXHIBIT D

                 SUBSIDIARIES -- TANDY BRANDS ACCESSORIES, INC.



    Name and Address of Subsidiaries                 State of Organization     Percentage Ownership
    --------------------------------                 ---------------------     --------------------

    TBAC - Prince Gardner, Inc.                           Delaware                100%
    TBAC General Management Company                       Delaware                100%
    Amity/Rolfs, Inc.                                     Delaware                100%
    Accessory Design Group, Inc.                          Delaware                100%
    Tiger Accessories, Inc.                               New York                100%
    H. A. Sheldon Canada Ltd.                             Ontario, Canada         100%
    TBAC Canterbury, Inc.                                 Delaware                100%
    TBAC Investments, Inc.                                Delaware                100%
    TBAC Investment Trust                                 Pennsylvania            100%(1)
    TBAC Management Company, Ltd.                         Delaware                100%(2)

    (1)  Owned 100% by TBAC Investments, Inc.

    (2)  TBAC General Management Company, General Partner (1%)
         Tandy Brands Accessories, Limited Partner (99%)

                                    EXHIBIT E

                               GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT (the "Guaranty") is executed as of April 30, 1999, by ___________________ ("GUARANTOR"), for the benefit of WELLS FARGO HSBC TRADE BANK, N.A., a national banking association (together with its permitted successors or assigns, "Lender").

         WHEREAS, Tandy Brands Accessories, Inc., a Delaware corporation ("BORROWER") and Lender (including its permitted successors and assigns) have entered into a Revolving Credit Agreement dated as of April __, 1999 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT");

         WHEREAS, provisions of the Credit Agreement permit Guarantor to directly or indirectly receive proceeds of Borrowings made pursuant thereto; and

         WHEREAS, this Guaranty is integral to the transactions contemplated by the Loan Documents and is a condition precedent to Lender's obligations to extend credit under the Loan Documents;

         ACCORDINGLY, for adequate and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor guarantees to Lender the prompt payment of the Guaranteed Debt (defined below) at, and at all times after, its maturity (by acceleration or otherwise) as follows:

         1. DEFINITIONS. Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this Guaranty. As used in this
Guaranty:

            BORROWER means Borrower, Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for Borrower or for all or substantially all of Borrower's assets under any Debtor Laws.

            CREDIT AGREEMENT is defined in the recitals to this Guaranty.

            GUARANTEED DEBT means, collectively, (a) the Obligations and (b) all present and future costs, attorneys' fees, and expenses reasonably incurred by Lender to enforce Borrower's, Guarantor's, or any other obligor's payment of any of the Guaranteed Debt, including, without limitation (to the extent lawful), all present and future amounts that would become due but for the operation of Sections 502 or 506 or any other provision of Title 11 of the United States Code and all present and future accrued and unpaid interest (including, without limitation, all post-maturity interest end any post-petition interest in any proceeding under Debtor Relief Laws to which Borrower or Guarantor becomes subject).

            GUARANTOR is defined in the preamble to this Guaranty.

            LENDER is defined in the preamble to this Guaranty.

            LINE LETTER means the "Line Letter" as defined in the Credit Agreement.

            MASTER NOTE means the "Master Note" as defined in the Credit Agreement.

            LOAN DOCUMENTS means, collectively, the Credit Agreement and all related "Loan Documents" (as such term is defined in the Credit Agreement).

            OBLIGATIONS means the "Obligations" as defined in the Credit Agreement.

         2. GUARANTY. This is an absolute, irrevocable, and continuing guaranty, and the circumstance that at any time or from time to time the Guaranteed Debt may be paid in full does not affect the obligation of Guarantor with respect to the Guaranteed Debt incurred after that. This Guaranty remains in effect until the Guaranteed Debt is fully paid and performed, all commitments to extend any credit under the Loan Documents have terminated. Guarantor may not rescind or revoke its obligations with respect to the Guaranteed Debt. Notwithstanding any contrary provision, it is the intention of Guarantor and Lender, that the amount of the Guaranteed Debt guaranteed by Guarantor by this Guaranty shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar Laws applicable to Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Debt, the amount of the Guaranteed Debt guaranteed by Guarantor by this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render Guarantor's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state law.

         3. CONSIDERATION. Guarantor represents and warrants that its liability under this Guaranty may reasonably be expected to directly or indirectly benefit it.

         4. CUMULATIVE RIGHTS. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, other than under this Guaranty, that liability may not be in any manner impaired or effected by this Guaranty. The rights of Lender under this Guaranty are cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right under this Guaranty or otherwise does not preclude the concurrent or subsequent exercise of any other right.

         5. PAYMENT UPON DEMAND. If Borrower does not pay all or part of the Guaranteed Debt when due, Guarantor shall, on demand and without further notice of dishonor and without any notice having been given to Guarantor previous to that demand of either the acceptance by Lender of this Guaranty or the creation or incurrence of any Guaranteed Debt, pay the amount of the Guaranteed Debt then due and payable to Lender. It is not necessary for Lender, in order to enforce payment by Guarantor, first or contemporaneously to institute suit or exhaust remedies against Borrower or others liable on any Guaranteed Debt, including, without limitation, any other Guarantors, or to enforce rights against any collateral securing any Guaranteed Debt.

         6. SUBROGATION AND CONTRIBUTION. Until payment in full of the Guaranteed Debt and the TERMINATION of the obligation of Lender to extend credit under the Loan Documents (a) Guarantor may not assert, enforce, or otherwise exercise any right of subrogation to any of the rights or Liens of Lender or any other beneficiary against Borrower or any other obligor on the Guaranteed Debt or any collateral or other security or any right of recourse, reimbursement, subrogation, contribution, indemnification, or similar right against Borrower or any other obligor on any Guaranteed Debt or any guarantor of it, (b) Guarantor defers all of the foregoing rights (whether they arise in equity, under contract, by statute, under common law, or otherwise), and (c) Guarantor defers the benefit of, and subordinates any right to participate in, any collateral or other security given to Lender or any other beneficiary to secure payment of any Guaranteed Debt.

         7. NO RELEASE. Guarantor's obligations under this Guaranty may not be released, diminished, or affected by the occurrence of any one or more of the following events: (a) Any taking or accepting of any other security or assurance for any Guaranteed Debt; (b) any release, surrender, exchange, subordination, impairment, or loss of any collateral securing any Guaranteed Debt; (c) any full or partial release of the liability of any other obligor on the Obligations, except for any final release resulting from payment in full of such obligation;
(d) the modification of, or waiver of compliance with, any terms of any other Loan Document, the Line Letter, or the Master Note; (e) the insolvency, bankruptcy, or lack of corporate or partnership power of any other obligor at any time liable for any Guaranteed Debt, whether now existing or occurring in the future; (f) any renewal, extension, or rearrangement of any Guaranteed Debt or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Lender to any other obligor on the Obligations; (g) any neglect, delay, omission, failure, or refusal of Lender to take or prosecute any action in connection with the Guaranteed Debt or to foreclose, take, or prosecute any action in connection with any Loan Document, the Line Letter, or the Master Note; (h) any failure of Lender to notify Guarantor of any renewal, extension, or assignment of any Guaranteed Debt, or the release of any security or of any other action taken or refrained from being taken by Lender against Borrower or any new agreement between Lender and Borrower; it being understood that Lender is not required to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with any Guaranteed Debt, other than any notice required to be given to Guarantor by law or elsewhere in this Guaranty; (i) the initiation of enforcement actions against any other Guarantor or the collection of a portion of the Guaranteed Debt from any other Guarantor;
(j) the unenforceability of any Guaranteed Debt against any other obligor or any security securing same because it exceeds the amount permitted by Law, the act of creating it is ultra vires, the officers creating it exceeded their authority or violated their fiduciary duties in connection with it, or otherwise; or (k) any payment of the Obligations to Lender is held to constitute a preference under any Debtor Relief Law or for any other reason Lender is required to refund that payment or make payment to someone else (and in each such instance this Guaranty will be reinstated in an amount equal to that payment).

         8. WAIVERS. To the maximum extent lawful, Guarantor waives all rights by which it might be entitled to require suit on an accrued right of action in respect of any Guaranteed Debt or require suit against Borrower or others, whether arising under Section 34.02 of the Texas Business and Commerce Code, as amended (regarding its right to require Lender to sue Borrower on accrued right of action following its written notice to Lender), Section 17.001 of the Texas Civil Practice and Remedies Code, as amended (allowing suit against it without suit against Borrower, but precluding entry of judgment against it before entry of judgment against Borrower), Rule 31 of the Texas Rules of Civil Procedure, as amended (requiring Lender to join Borrower in any suit against it unless judgment has been previously entered against Borrower), or otherwise.

         9. LOAN DOCUMENTS. By execution hereof, Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Loan Documents are applicable to Guarantor and shall be imposed upon Guarantor, and Guarantor reaffirms that each such representation and warranty is true and correct and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of the Loan Documents in favor of Lender. In the event the Credit Agreement ceases to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Debt remains unpaid, the terms, covenants, and agreements incorporated herein by reference shall nevertheless continue in full force and effect as obligations of Guarantor under this Guaranty.

         10. RELIANCE AND DUTY TO REMAIN INFORMED. Guarantor confirms that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Loan Documents and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. Guarantor confirms that it has made its own independent investigation with respect to Borrower's creditworthiness and is not executing and delivering/his Guaranty in reliance on any representation or warranty by Lender as to that creditworthiness. Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting Borrower's ability to perform under the Loan Documents to which it is a party or any collateral securing any Guaranteed Debt.

         11. NO REDUCTION. The Guaranteed Debt may not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense (except for the defense of complete and final payment of the Guaranteed
Debt) of Borrower or any other obligor against Lender or against payment of the Guaranteed Debt, whether that offset, claim, or defense arises in connection with the Guaranteed Debt or otherwise. Those claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, bankruptcy, incapacity/infancy, statute of limitations, lender liability, accord and satisfaction, usury, forged signatures, mistake, Impossibility, frustration of purpose, and unconscionability.

         12. INSOLVENCY OF GUARANTOR. Should Guarantor become insolvent, or fail to pay Guarantor's debts generally as they become due, or voluntarily seek, consent to, or acquiesce in, the benefit or benefits of any Debtor Laws (other than as a creditor or claimant), or become a party to (or be made the subject
of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of Lender granted hereunder, then, in any such event, the Guaranteed Debt shall be, as among Guarantor and Lender, a fully matured, due, and payable obligation of Guarantor to Lender (without regard to whether Borrower is then in default under the Loan Documents or whether the Obligation, or any part thereof, is then due and owing by Borrower to Lender), payable in full by Guarantor to Lender upon demand, and the amount thereof so payable shall be the estimated amount owing in respect of the contingent claim created hereunder.

         13. LOAN DOCUMENT. This Guaranty is a Loan Document and is subject to the applicable provisions of Sections 1 and 9 of the Credit Agreement, including, without limitation, the provisions relating to GOVERNING LAW, JURISDICTION, VENUE; SERVICE OF PROCESS, AND WAIVER OF JURY TRIAL, all of which are incorporated into this Guaranty by reference the same as if set forth in this Guaranty verbatim.

         14. JOINT AND SEVERAL LIABILITY. Guarantor acknowledges that this Guaranty is one of a number of Guaranty Agreements to be executed in favor of Lender pursuant to Section 3 of the Credit Agreement. Guarantor further acknowledges that its liability under this Guaranty is joint and several with each of the other Guarantors executing Guaranty Agreements, that this Guaranty Agreement covers the full amount of the Guaranteed Debt, and that this Guaranty will not be affected in any manner by Lender's assertion of rights against any other Guarantor for payment of the Guaranteed Debt.

         15. COMMUNICATIONS. For purposes of Sections 9.4 of the Credit Agreement, Guarantor's address and telecopy number are as set forth next to Guarantor's signature on the signature page hereof

         16. AMENDMENTS, ETC. No amendment, waiver, or discharge to or under this Guaranty is valid unless it is in writing and is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of Section 9.19 of the Credit Agreement.

         17. PARTIES. This Guaranty benefits Lender, and its successors and assigns and binds Guarantor and its successors and assigns. The rights of Lender under this Guaranty may be transferred with any assignment of the Guaranteed Debt. The Credit Agreement contains provisions governing assignments of the Guaranteed Debt and of rights and obligations under this Guaranty.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK
                           SIGNATURE PAGES FOLLOW.]

         EXECUTED as of April 30, 1999.

                                              GUARANTOR:


                                              ----------------------------------

         Address:
                    ---------------

                    ---------------
         Telephone:
                    ---------------

         Facsimile:                           By:
                    ---------------                 ----------------------------
                                              Title:
                                                    ----------------------------
                                      -47-

                                 SCHEDULE 5.19

                            SCHEDULE OF ERISA PLANS


                         TANDY BRANDS ACCESSORIES, INC.
                           EMPLOYEES INVESTMENT PLAN

                            TIGER ACCESSORIES, INC.
                                  401(k) PLAN

                              REVOLVING CREDIT NOTE

$25,000,000.00                                                    April 30, 1999

         FOR VALUE RECEIVED, the undersigned TANDY BRANDS ACCESSORIES, INC., a Delaware corporation (the "COMPANY"), hereby unconditionally promises to pay to the order of WELLS FARGO HSBC TRADE BANK, N.A. (the "BANK") the principal sum of twenty-five million dollars ($25,000,000.00), or such lesser aggregate amount of Advances as may be made by Bank pursuant to Bank's Revolving Credit Commitment, which principal shall be payable as provided in the Loan Agreement (as hereinafter defined), together with the interest on the unpaid principal balance until maturity (whether by acceleration or otherwise), which interest shall be determined at the varying rates per annum, and shall be payable as provided in the Loan Agreement (as hereinafter defined). Payments of both principal and interest herein shall be made in lawful money of the United States in immediately available funds in the manner provided for in the Loan Agreement.

         This Note has been executed and delivered pursuant to the terms of that certain Revolving Credit Agreement (the "LOAN AGREEMENT") by and between Company and Bank, dated as of April 30, 1999 and is the "Revolving Credit Note" referred to therein. Reference is hereby made to the Loan Agreement for a statement of the repayment rights and obligations of Company and for a statement of the events upon which the maturity of this Note may be accelerated.

         Each capitalized term used herein shall have the same meaning assigned to it in the Loan Agreement, unless the context hereof otherwise requires or provides.

         Company agrees to pay all costs and expenses of Bank incurred in the collection of this Note, including but not limited to court costs and reasonable attorney's fees and all other costs and expenses described in the Loan Agreement.

         Company and each surety, endorser, guarantor and any other party now or hereafter liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any security with respect to same, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release, substitution or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

         Regardless of any provision contained in this Note, the Loan Agreement or any other document executed or delivered in connection therewith, neither Bank nor any holder hereof shall be deemed to have contracted for or be entitled to receive, collect or apply as interest (including any fee, charge or amount which is not denominated as "interest" but is legally deemed to be interest under applicable law) on this Note, the Loan Agreement, the Loan Documents or otherwise, any amount in excess of the Maximum Rate, and, in the event that Bank or any holder hereof ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Company, Bank and any other holder hereof shall, to the maximum extent permitted under applicable law,
(i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and
(iii) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term; provided that, if this Note is finally paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Bank or any holder hereof shall refund to Company the amount of such excess, or credit the amount of such excess against the principal amount of this Note and, in such event, neither Bank nor any other holder shall be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

         This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.

                                   TANDY BRANDS ACCESSORIES, INC.,
                                   a Delaware corporation

                                   By: /s/ STAN NINEMIRE
                                      ----------------------------------------
                                      Stan Ninemire, Chief Financial Officer and
                                      Senior Vice President

                          [THE TRADE BANK LETTERHEAD]

                                 April 30, 1999

Tandy Brands Accessories, Inc.
690 East Lamar Boulevard, Suite 200
Arlington, Texas 76011

    Re:  Uncommitted Line of Credit

    Gentlemen:

         Wells Fargo HSBC Trade Bank N.A. (the "Bank") is pleased to offer an uncommitted $15,000,000.00 line of credit to Tandy Brands Accessories, Inc. ("TBA") upon the following terms and conditions:

Line of Credit:               An uncommitted $15,000,000.00 line of credit line
                              (the "Line") which may be utilized at the discretion of Bank. TBA may request under the Line that Bank (a) make advances ("Advances"), (b) issue standby letters of credit and commercial letters of credit ("Letters of Credit") and (c) create banker's acceptances ("Acceptances").
                              However, Bank shall have no obligation to make
                              Advances, issue Letters of Credit, or create
                              Acceptances under the Line. The aggregate amount of (y) all undrawn amounts, and all amounts drawn and not reimbursed under any Letters of Credit, and (z) all outstanding Acceptances, shall be counted against the Line and shall not be available for Advances hereunder. Subject to the terms and conditions of this letter (the "Line
                              Letter"), TBA may borrow, repay, and borrow amounts made available hereunder by Bank.


Minimum Advance:              $100,000.00 or any integral multiple of $25,000.00
                              in excess of such amount.

Maturity of Advances:         Up to 90 days from the date of each Advance.

Interest Rate:                Rate to be determined following submission by TBA
                              of a request for an Advance. Interest will be computed on the basis of actual days elapsed over a 360 day year.

Request for Advances:         TBA may request an Advance under the Line not
                              later than 12:00 noon Dallas, Texas time (i) on the business day such Advance is requested to be made if the maturity date of such requested
                              Advance is for no more than 29 days, or (ii) at least two (2) business days prior or to the business day such Advance is requested to be made if the maturity date of such requested Advance is for more than 29 days. The amount, interest rate and maturity date of each Advance will be agreed upon by Bank and TBA on or before such Advance is made (failing which such Advance will not be made), and such agreement shall be promptly confirmed in writing by Bank to TBA, which confirmation shall be conclusive in the Absence of manifest error.

Availability Period:          Advances may be requested from the date of
                              acceptance of this Line Letter by TBA to the date either Bank or TBA, in their sole discretion, terminates the Line. In no event may Advances be made on or after May 14, 2001.

Promissory Note:              Advances will be evidenced by a master revolving
                              promissory note (the "Note") in the form of Exhibit A attached hereto. The terms of each Advance will be recorded by Bank on the grid attached to the Note, but the inaccuracy or the failure of Bank to make any such recordation shall not affect the obligations of TBA under the Note.

Payments Prior to Maturity:   If TBA elects or is required (other than upon
                              demand by Bank) to repay all or any part of any Advance prior to its agreed upon maturity, TBA shall, at the request of Bank, pay to Bank such amount as Bank determines, in its sole discretion, is necessary to compensate Bank for any breakage costs.

Repayment of Advances:        Advances under the Line are payable on demand by
                              Bank, but if no demand is made, on the maturity date of the particular Advance. All Advances made hereunder must be repaid on or before May 14, 2001.

Termination:                  Bank or TBA may, in their sole discretion,
                              terminate the Line upon 10 days prior business days written notice. Upon termination, Bank may, in its sole discretion, demand that any outstanding Advances be repaid, with accrued interest, on the effective date of termination.
                              The Line will be automatically terminated and the indebtedness evidenced by the Note will automatically become due and payable upon the termination of the Revolving Credit Agreement referred to below or the insolvency of TBA or the commencement by or against (if not dismissed within 60 days) TBA of any bankruptcy, insolvency, moratorium or other debtor relief proceeding.

Letters of Credit and
Acceptances:                  If TBA elects to utilize the Line for Letters of
                              Credit or Acceptances, and Bank agrees to such use, TBA must complete the appropriate Bank forms for such instruments, and the fees and terms and conditions relating to such instruments shall be governed by the appropriate Bank form.


Relationship to Revolving
Credit Agreement:             Reference is made to the Revolving Credit
                              Agreement dated April 30,1999 between TBA and
                              Bank. Upon the making of any Advance, the issuance of any Letter of Credit, or the creation of any Acceptance under the Line, the terms and conditions of such Revolving Credit Agreement shall apply to such Advance, Letter of Credit or Acceptance, as the case may be, except to the extent inconsistent with the Line Letter in which case the Line Letter will prevail.

Governing Law:                Texas

Acknowledgment by TBA:        TBA acknowledges its understanding that Bank is
                              under no obligation to make Advances, issue
                              Letters of Credit, or create Acceptances under the Line, and, upon the request of TBA, Bank may, in its sole discretion, decide whether or not to do so. TBA further acknowledges that Bank may demand repayment of Advances at any time and may terminate the Line at any time as provided herein.

THIS WRITTEN AGREEMENT, TOGETHER WITH THE NOTE AND THE REVOLVING CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

                                   Very truly yours,

                                   WELLS FARGO HSBC TRADE BANK N.A.

                                   By:   /s/  JUNE P. HANSON
                                      ------------------------------------------
                                   Title:
                                         ---------------------------------------

Accepted and Agreed To:

TANDY BRANDS ACCESSORIES, INC.

By:   /s/ STAN NINEMIRE
   --------------------------------
Title:
      -----------------------------
Date:
     ------------------------------

                                    EXHIBIT A

                                   MASTER NOTE

$15,000,000.00                                                     April 30,1999

         For value received, TANDY BRANDS ACCESSORIES, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of WELLS FARGO HSBC TRADE BANK N.A. (the "Bank") the unpaid principal amount of each advance made by the Bank to the Borrower pursuant to the Line Letter referred to below ON DEMAND or, if not theretofore demanded, on the maturity date therefor determined in accordance with the Line Letter and set forth on the schedule attached to this Note. The Borrower promises to pay interest on the unpaid principal amount of each such advance ON DEMAND or, if not theretofore demanded, on such maturity date and at the rate determined in accordance with the Line Letter and set forth on the schedule attached to this Note. All such payments of principal and interest shall be made in lawful money of the United States in immediately available funds in the manner provided for in the Revolving Credit Agreement dated April 30, 1999 between Borrower and Bank.

         All advances made by the Bank, the respective interest rates applicable thereto and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made apart hereof, provided that the inaccuracy of, or the failure of the Bank to make, any such recordation shall not affect the obligations of the Borrower hereunder.

         This note is the Note referred to in the Line Letter dated as of April 30, 1999 between the Borrower and the Bank (as the same may be amended from time to time) and, as such, is subject to the terms and conditions of such Line Letter.

         This Note shall be governed by and construed in accordance with the laws of the State of Texas.


                                   TANDY BRANDS ACCESSORIES, INC.

                                   By:
                                      ------------------------------------------
                                   Title:
                                         ---------------------------------------

                                LOAN AND PAYMENT
                              TRANSACTION SCHEDULE

                   Attached to and Made a Part of Master Note
                        Dated April 30, 1999, Executed by
                         Tandy Brands Accessories, Inc.



                                                       Amount       Amount     Unpaid      Initials of
                                                         of          of       Principal       Person
            Amount of     Maturity      Interest      Principal    Interest   Balance of      Making
   Date      Advance        Date          Rate         Repaid        Paid        Note       Notation
   ----     ---------     --------      --------      ---------    --------   ----------   -----------



                                   MASTER NOTE

$15,000,000.00                                                   April 30, 1999

         For value received, TANDY BRANDS ACCESSORIES, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of WELLS FARGO HSBC TRADE BANK N.A. (the "Bank") the unpaid principal amount of each advance made by the Bank to the Borrower pursuant to the Line Letter referred to below ON DEMAND or, if not theretofore demanded, on the maturity date therefor determined in accordance with the Line Letter and set forth on the schedule attached to this Note. The Borrower promises to pay interest on the unpaid principal amount of each such advance ON DEMAND or, if not theretofore demanded, on such maturity date and at the rate determined in accordance with the Line Letter and set forth on the schedule attached to this Note. All such payments of principal and interest shall be made in lawful money of the United States in immediately available funds in the manner provided for in the Revolving Credit Agreement dated April 30, 1999 between Borrower and Bank.

         All advances made by the Bank, the respective interest rates applicable thereto and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made apart hereof, provided that the inaccuracy of, or the failure of the Bank to make, any such recordation shall not affect the obligations of the Borrower hereunder.

         This note is the Note referred to Line Letter dated as of April 30, 1999 between the Borrower and the Bank (as the same in may be amended from time to time) and, as such, is subject to the terms and conditions of such Line Letter.

         This Note shall be governed by and construed in accordance with the laws of the State of Texas.




                                   TANDY BRANDS ACCESSORIES, INC.

                                   By: /s/ STAN NINEMIRE
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------

                                LOAN AND PAYMENT
                              TRANSACTION SCHEDULE

                   Attached to and Made a Part of Master Note
                        Dated April 30, 1999, Executed by
                         Tandy Brands Accessories, Inc.



                                                       Amount       Amount     Unpaid      Initials of
                                                         of          of       Principal       Person
            Amount of     Maturity      Interest      Principal    Interest   Balance of      Making
   Date      Advance        Date          Rate         Repaid        Paid        Note       Notation
   ----     ---------     --------      --------      ---------    --------   ----------   -----------




                                       -2-